UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Soliciting Material under §240.14a-12

TIDEWATER INC.

(Name of Registrant as Specified in Its Charter)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

DEMAREST TIDE
TIDEWATER

2023 PROXY STATEMENT

Notice of 2023 Annual Meeting of Shareholders to be held on June 26, 2023

VOLUNTARY ELECTRONIC RECEIPT
OF FUTURE PROXY MATERIALS
Since Tidewater’s inception in 1956, our focus has been on creating long-term value for our shareholders and all stakeholders. This unwavering focus continues today and underpins our approach to sustainability.
We encourage our shareholders to enroll in e-delivery: Online at www.proxyvote.com.
COMBINED WITH YOUR ADOPTION OF ELECTRONIC DELIVERY OF PROXY MATERIALS, AND THE ELIMINATION OF APPROXIMATELY 8,013 SETS OF PROXY MATERIALS, WE CAN POSITIVELY IMPACT THE ENVIRONMENT BY:
Saving 15.3 tons of wood or 92 trees	Reducing water consumption by 81,900 gallons or the equivalent of 4 swimming pools
Eliminating 6 pounds of hazardous air pollutants	Eliminating approximately 4,510 pounds of solid waste
Using approximately 68,800 fewer pounds of CO2 emissions or the equivalent of 6.2 automobiles running for one year	Using approximately 97.5 million fewer BTU’s or the equivalent of 116 residential refrigerators running for one year
Environmental impact estimates were calculated using the Environmental Paper Network Paper Calculator. For more information visit www.papercalculator.org.

TIDEWATER INC.
842 West Sam Houston Parkway North, Suite 400
Houston, Texas 77024
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Date and Time Monday, June 26, 2023 8:00 a.m., Central Time.
Place
The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted via a live audio webcast.
To attend the Annual Meeting, go to www.virtualshareholdermeeting.com/TDW2023. You will be able to join the meeting 15 minutes before the start time, and we encourage you to do so to ensure you can connect

Purpose
To elect eight directors, each for a one-year term;
To approve, on an advisory basis, our executive compensation as disclosed in this proxy statement (the “say-on-pay” vote);
To ratify the selection of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
To transact such other business as may properly come before the meeting or any adjournment thereof.

Who Can Vote
Only shareholders of record at the close of business on April 28, 2023, are entitled to notice of, and to vote at, the 2023 Annual Meeting. A list of stockholders entitled to vote will be available at the meeting website during the meeting.

Our Board of Directors unanimously recommends that you vote:
•
FOR each of the eight director nominees,

•
FOR approval of our executive compensation, and

•
FOR ratification of our selection of PricewaterhouseCoopers LLP as our auditors.

Your vote is important. Even if you own only a few shares, we want your voice to be represented at the meeting. If you are unable to attend the meeting and wish to have your shares voted, you may vote by telephone or online, or, if you have received a paper copy of our proxy materials, by completing, dating, and signing the enclosed proxy card and returning it in the accompanying envelope as promptly as possible. You may revoke your proxy by giving a revocation notice to our corporate Secretary at any time before the 2023 Annual Meeting, by timely delivering a proxy bearing a later date, or by voting at the meeting.

By Order of the Board of Directors DANIEL A. HUDSON Executive Vice President, General Counsel and Corporate Secretary
Houston, Texas
May 1, 2023
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF OUR PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 26, 2023.
This proxy statement and our 2022 Annual Report on Form 10-K are available at www.proxyvote.com and on our website at www.tdw.com

PROXY STATEMENT SUMMARY
This summary highlights selected information contained elsewhere in this proxy statement but does not contain all of the information that you should consider before voting your shares. We recommend that you read the entire proxy statement carefully before voting. For complete information regarding the 2023 Annual Meeting of Shareholders, including the proposals to be voted on, and our performance during the 2022 fiscal year, please review the entire proxy statement and our Annual Report on Form 10-K for the period ended December 31, 2022. These materials are being made available to shareholders on or about May 8, 2023.
2023 Annual Meeting of Shareholders
When Monday, June 26, 2023 8:00 a.m., Central Time,	Place Online at www.virtualshareholdermeeting.com/TDW2023
Record Date April 28, 2023	Voting Only shareholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.
Agenda Items and Voting Recommendations
Proposal	Description	Board Vote Recommendation	Page
	Election of Directors	FOR each nominee	7
	Advisory Vote on Executive Compensation	FOR	33
	Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm	FOR	62

Director Nominee Highlights
Name and Principal Occupation	Age	Director Since	Board Committees
			AC	CC	NGC	ESG
Darron M. Anderson President and Chief Executive Officer of Stallion Oilfield Holdings, Inc.	54	2020
Melissa Cougle Former Senior Vice President and Chief Financial Officer of Frank’s International N.V.	46	2022
Dick Fagerstal Executive Chairman of Global Marine Group	62	2017
Quintin V. Kneen President and Chief Executive Officer of Tidewater Inc.	57	2019
Louis A. Raspino President and Chief Executive Officer of Tidewater Inc.	70	2018
Robert E. Robotti President of Robotti & Company Advisors, LLC and Robotti Securities, LLC Managing Director of Ravenswood Management Company, LLC	69	2021
Kenneth H. Traub Managing Member of the General Partner of Delta Value Group, LLC	61	2018
Lois K. Zabrocky President, Chief Executive Officer, and Director of International Seaways, Inc.	53	2020
AC	Audit Committee	CC	Compensation Committee
NGC	Nominating and Governance Committee	ESG	Environmental, Social and Governance
	Member		Chair

Current Board Skills and Experience

Industry
Contributes to the Board's deeper understanding of Tidewater's operations and competitive environment in the marine and energy offshore service industries, including energy industry trends, outlook and risks.

Executive Leadership	Valuable to the Board's understanding and oversight of a range of organizational matters, including corporate leadership, business operations, strategy development and organizational risks
Accounting / Financial Reporting	Critical to the Board's oversight of Tidewater's financial statements and financial reports
Finance / Capital Markets	Valuable to the Board's understanding and evaluation of Tidewater's capital structure, capital allocation and financial strategy
Global Enterprise
Contributes to the Board's oversight and understanding of the diverse business environments, economic conditions, governmental relationships and cultures associated with Tidewater's global workforce the overseas operations

Technology / Cybersecurity	Contributes to the Board's understanding of information technology and emerging cybersecurity risks in the digital age
Human Capital Management	Contributes to the Board’s ability to attract, motivate, retain and oversee the development of talent
Sustainability / Environmental	Contributes to oversight and understanding of EHS and sustainability issues and their relationship to Tidewater's business and strategy
Public Company Governance	Contributes to understanding of best practices in corporate governance matters and significant public company experience
Governmental / Legal, Regulatory
Familiarity with highly regulated industries and provides the Board with insight and understanding of effective strategies in managing the complex legal, political and regulatory landscape in which Tidewater operates

Risk Management	Valuable to the Board's ability to effectively oversee, anticipate, identify, and support management's mitigation of the most significant risks facing the Company
Additional information regarding the Nominating and Corporate Governance Committee’s role in nominating directors and the ability of shareholders to recommend candidates for director may be found under “Proposal 1: Election of Directors—Director Nominating Process and Considerations” and “Proposal 1: Election of Directors—Consideration of Candidates Recommended by Shareholders,” respectively.

Tidewater’s 2022 Performance Highlights and 2023 Recent Developments (page 36)
(1)
For a reconciliation to the most comparable GAAP financial measure of Adjusted EBITDA and Free Cash Flow, see Annex A.

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Announced Agreement to Acquire 37 Platform Supply Vessels from Solstad Offshore.   On March 7, 2023, we announced a definitive agreement to purchase 37 platform supply vessels from Solstad Offshore ASA (“Solstad”) for approximately $577 million. All 37 vessels are currently active and working throughout the world, principally in the North Sea, but also in Brazil, Australia and West Africa.

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Successfully Closed & Integrated Acquisition of Swire Pacific Offshore, Becoming the World’s Largest PSV Provider.   On April 22, 2022, we closed our acquisition of Swire Pacific Offshore (“SPO”), comprised of 50 Offshore Support Vessels (“OSVs”) including 29 Anchor Handling Tug Supply Vessels (“AHTS”) and 21 Platform Supply Vessels (“PSV”), operating primarily in West Africa, Southeast Asia and the Middle East.

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ESG Leadership Published Third Comprehensive and Stand-Alone Sustainability Report and Formed an ESG Committee of the Board.   In March 2023, we published our third Sustainability Report, describing our ongoing commitment to environmental, social and governance (“ESG”) principles, along with our ESG performance and approach to material sustainability topics for the 2022 calendar year. In addition, during 2022, the Board created an Environmental, Social and Governance Committee, which is tasked with the responsibility of overseeing the effectiveness and reporting of our ESG policies, goals and programs.

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Continue to Drive Free Cash Flow.   Capital discipline remains a core focus that drives our ongoing fleet rationalization, working capital management and disciplined approach to capital expenditures that, in turn, contribute significantly to our ability to generate positive cash flow. During 2022, we continued to realize efficiencies through our digital transformation to enable a much more effective and efficient management of the entire business. Further, we generated $50.6 million of free cash flow in 2022 through a combination of cash flow from operations and non-core vessel sales.

Executive Compensation Program Summary
The Compensation Committee strives to maintain a compensation program that will attract, retain and motivate outstanding executives by providing incentives to reward them for superior performance that supports Tidewater’s long-term strategic objectives, across the commodity price cycle, and is competitive with industry practices.
The primary elements of executive compensation are “direct compensation” and consist of base salary, an annual cash incentive award and long-term incentive awards. Direct compensation is heavily weighted toward long-term incentive awards. In 2022, Mr. Kneen’s target compensation consisted of: base salary (12%), annual cash incentive award (12%), long-term incentive awards conditioned on Tidewater’s three-year relative TSR (38%) and time vesting RSU awards (38%).

Allocation of Direct Compensation Elements in 2022
A substantial portion of named executive officer (NEO) compensation is dependent on performance. Approximately 88% of Mr. Kneen’s (and an average of 78% of the other NEOs’) target direct compensation opportunity is variable, or at risk. The ultimate value of at-risk compensation is dependent on company performance outcomes and Tidewater’s stock price performance.
CEO Target Direct Compensation Mix(1)
(1)
Target direct compensation is composed of base salary, target annual cash incentive award opportunity and the target value of long-term incentive awards.

Highlights of Executive Compensation Program Policies and Practices
The 2022 executive compensation program for the NEOs includes many best practice features intended to enhance the alignment of compensation with the interests of Tidewater’s shareholders.
What We Do

Pay for Performance. A substantial portion of NEO compensation is performance-based. The Compensation Committee annually reviews the metrics underlying the long-term equity incentive award program (LTI Program) and annual short-term cash incentive program (STI Program) to evaluate their continued alignment with Tidewater’s business priorities and shareholder interests.

Establish Target Awards. The Compensation Committee has established target and maximum awards under our STI Program and established target awards under our LTI Program.

Clawback in the Event of Misstatement. The Compensation Committee has adopted a clawback policy giving it authority to clawback compensation in certain situations involving a required financial restatement by the Company. The Compensation Committee also intends to adopt a clawback policy consistent with the requirements of new Exchange Act Rule 10D-1 upon or prior to the effectiveness of applicable NYSE listing standards.

Monitor Compensation Program for Risk.The executive compensation program includes multiple features and metrics intended to appropriately mitigate excessive risk-taking. The Compensation Committee conducts an annual assessment of our executive compensation program to identify and minimize, as appropriate, any compensation arrangements that may encourage excessive risk-taking.

Use Relative and Absolute Performance Measures for Equity Awards. Performance equity is earned based on both relative shareholder returns and absolute shareholder returns, with TSR awards capped if Tidewater’s absolute TSR is negative.

Robust Stock Ownership Guidelines. We require our directors and officers to hold stock and full value equity interests at substantial levels, with a five-year period from appointment to come into compliance with these guidelines.

Limited Executive Perquisites. We offer our NEOs very few perquisites not generally available to all employees (see footnote 7 to the Summary Compensation Table on page 48).

Independent Consultant. The Compensation Committee has its own independent executive compensation consultant. The consultant reports directly to the Compensation Committee and does not provide any services to management.

What We Don’t Do
No Hedging or Derivative Transactions. We prohibit all company insiders (including directors and officers) from engaging in hedging or derivative transactions involving Tidewater’s securities.

No Single Trigger Change of Control Benefits. While each of our NEOs is party to a change of control agreement, we do not provide any single-trigger change of control benefits (including automatic acceleration of equity awards).

No Income or Excise Tax Gross-Ups. We do not have any contractual commitments to pay tax gross-ups to any of our officers.
No Option Repricing. We will not discount, reload or reprice stock options without shareholder approval.

PROPOSAL 1: ELECTION OF DIRECTORS
As provided by our bylaws, our directors are elected annually. We currently have nine directors, all of whom (Ms. Melissa Cougle, Ms. Lois Zabrocky and Messrs. Darron Anderson, Dick Fagerstal, Quintin Kneen, Louis Raspino, Larry Rigdon, Robert Robotti and Kenneth Traub) were elected at our 2022 Annual Meeting.
On April 26, 2023, Larry Rigdon notified the Company of his intent to retire as a director and Chairman of the Board in connection with the 2023 Annual Meeting. As such, he has chosen not to be nominated for reelection. Given Mr. Rigdon’s retirement and based upon the recommendation of the Nominating and Corporate Governance Committee, the Board (i) nominated the following eight directors to serve on the Board: Ms. Cougle, Ms. Zabrocky and Messrs. Anderson, Fagerstal, Kneen, Raspino, Robotti and Traub, and (ii) effective immediately following the 2023 Annual Meeting, set the number of directors to serve on the Board at eight. Each director elected at the 2023 Annual Meeting will serve a one-year term beginning immediately following the Annual Meeting and ending when their successor, if any, is elected or appointed. Assuming shareholders elect all eight of the director nominees at the Annual Meeting, our Board will have eight directors immediately following the Annual Meeting.
We intend to vote the proxies received in response to this solicitation “FOR” the election of each of the nominee. If, contrary to our present expectations, any nominee cannot or will not serve, we intend to vote the proxies “FOR” the election of the other nominees and proxies may be voted for any substitute nominee of our Board. Each nominee has consented to being named as a nominee in this proxy statement and to serve as a director if elected. Our Board has no information or reason to believe that any nominee will not be a candidate at the time of the 2023 Annual Meeting or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for more than eight nominees.
Majority Voting.   Our directors are elected by majority vote except in the event of a contested election, in which case a plurality standard will apply. Any director who stands for re-election in an uncontested election and who receives a greater number of “AGAINST” votes than “FOR” votes must tender their resignation to the Board. The Nominating and Corporate Governance Committee of the Board is required to promptly consider and recommend to our Board whether to accept the tendered resignation. Our Board will then act on the committee’s recommendation and disclose its decision and rationale within 90 days from the certification of the election results. We would then promptly and publicly disclose the Board’s findings and final decision in a current report on Form 8-K filed with the SEC. A copy of our Corporate Governance Guidelines, which includes our majority voting policy in the event of an uncontested election, may be obtained as described under “Corporate Governance—Availability of Corporate Governance Materials.” Abstentions and broker non-votes will have no effect on this proposal.
A biography of each director nominee is set forth below. Each director nominee’s biography contains information regarding that person’s service as a director, business experience, other public company directorships held currently or at any time during the last five years, and the nominee’s experiences, qualifications, attributes, or skills that led the Nominating and Corporate Governance Committee and our Board to determine that he or she should serve as a director for Tidewater. The information in each biography is presented as of April 28, 2023.

CURRENT DIRECTORS RENOMINATED FOR A NEW TERM
Darron M. Anderson
Independent Director Houston, Texas Age: 54 Director Since: September 2020 Tidewater Committees: Audit Committee Nominating and Corporate Governance Committee Other Current Public Boards: None
Background
Mr. Anderson currently serves as President and Chief Executive Officer of Stallion Oilfield Holdings, Inc. He previously served as President and Chief Executive Officer and as a member of the Board of Directors of Ranger Energy Services, LLC (NYSE: “RNGR”) from March 2017 until July 2022, where he was responsible for successfully implementing and executing an IPO on the NYSE in August 2017, as well as consolidating four entities to form the current Ranger Energy Services, known today as a market-leading well services company and Permian Basin wireline completion business. Mr. Anderson was previously an executive of Express Energy Services from 2004 through 2015, serving as its President and Chief Executive Officer from 2008 to 2015. Subsequent to his time as President and Chief Executive Officer of Express Energy Services, Mr. Anderson evaluated potential acquisition opportunities from 2015 to 2016, consulted for Littlejohn & Co., LLC from 2016 to 2017, and consulted for CSL Capital Management, L.P. during 2017. Mr. Anderson began his career in the oil and natural gas industry as a drilling engineer for Chevron Corporation in 1991, holding positions of increasing responsibility across U.S. Land, Offshore and Canada. Mr. Anderson resigned from Chevron in 1998 to pursue an entrepreneurial career in oil field services where he has spent the last 25 years building successful service organizations focused on land and offshore drilling, and completion and production operations. Mr. Anderson holds a B.S. in Petroleum Engineering from the University of Texas at Austin.
Relevant Skills and Expertise
Mr. Anderson brings to our Board extensive leadership experience in the energy industry, particularly in offshore and on land drilling, with an entrepreneurial spirit and mindset. He also provides significant accounting and capital market skills, assisting the Board with its responsibilities overseeing Tidewater’s financial reporting, mergers and acquisitions, and capital allocation.

Melissa Cougle
Independent Director Houston, Texas Age: 46 Director Since: January 2022 Tidewater Committees: Audit Environmental, Social and Governance Other Current Public Boards: None
Background
Ms. Cougle currently serves as Chief Financial Officer of Ranger Energy Services, Inc. (NYSE: “RNGR”), an oil and gas service provider. Prior to joining Ranger Energy in June 2022, Ms. Cougle served as Senior Vice President and Chief Financial Officer of Frank’s International N.V., a global oilfield services company specializing in well construction services, from May 2019 to November 2021, leading its strategic efforts and the finance and technology organizations through the completion of its merger with Expro Group (NYSE: “XPRO”). Prior to Frank’s International, Ms. Cougle served as the Chief Financial Officer of National Energy Services Reunited (NASDAQ: “NESR”), an oilfield services provider with operations focused in the Middle East and North Africa, where she led the company through its first year as a public entity. Prior to her experience as a CFO, Ms. Cougle worked for 13 years at Ensco plc, a global offshore drilling contractor, and its legacy company, Pride International Inc., holding positions of increasing responsibility throughout her tenure across the finance, accounting and information technology groups. Prior to her departure, she served as Vice President and Treasurer and Vice President of Integration. Ms. Cougle also serves on the Advisory Board of the Energy Workforce and Technology Council representing companies across the energy services sector where she serves as Board Liaison for matters concerning ESG, with a particular focus on diversity and inclusion. Ms. Cougle began her career in the consulting and assurance practice of Arthur Andersen LLP serving multiple clients across several industries with a focus on industrials and energy. Her consulting group later became the founding employees of the Protiviti, a management consulting firm. Ms. Cougle earned a Bachelor of Science degree in Accounting from Louisiana State University and is a licensed CPA in the State of Texas.
Relevant Skills and Expertise
Ms. Cougle brings to our Board both executive and financial proficiency, including managing companies with significant oilfield operations, as well as prior experience in mergers and acquisitions. Her expertise contributes to our Board’s effectiveness in dealing with ongoing technological, financial, operational and ESG matters.

Dick Fagerstal

Lead Independent Director
New Canaan, Connecticut
Age: 62
Director Since:
July 2017
Tidewater Committees:
Audit (Chair)
Nominating and Corporate Governance
Environmental, Social and Governance
Other Current Public Boards:
Valaris Limited

Background
Mr. Fagerstal served as Executive Chairman of the Global Marine Group, a UK subsea cable installation and maintenance business based in Chelmsford, England, from February 2020 to March 2023. From 2014 to 2020, Mr. Fagerstal served as Chairman and Chief Executive Officer of Global Marine Holdings LLC, the prior owner of the business. Since April 2022, Mr. Fagerstal has served as an independent director on the Board of Valaris Limited (NYSE: “VAL”), an offshore drilling service company with headquarters in Bermuda, where he also serves as Chairman of the Audit Committee and as a member of the Environmental, Social and Governance Committee. He served as an independent director of Frontier Oil Corporation, Manila, Philippines, from 2014 to 2017. Mr. Fagerstal previously held the positions of Senior Vice President, Finance and Corporate Development from 2003 to 2014 and Vice President Finance and Treasurer from 1997 to 2003 at SEACOR Holdings Inc. (NYSE: “CKH”). Mr. Fagerstal held the positions of Executive Vice President, Chief Financial Officer and director of Era Group Inc. (NYSE: “ERA”) from 2011 to 2012 and was the Senior Vice President and Chief Financial Officer and director of Chiles Offshore Inc. (AMEX: “COD”) from 1997 to 2002. Prior to that time, he served as a senior banker with DNB ASA in New York from 1986 to 1997. Prior to his business career, Mr. Fagerstal served as an officer in the Special Air Service unit of the Swedish Special Forces from 1979 to 1983. Mr. Fagerstal earned a B.S. in Economics and Law from the University of Gothenburg and an M.B.A. in Finance, as a Fulbright Scholar, from New York University.
Skills and Qualifications
Mr. Fagerstal brings a strong business, finance and accounting background to our Board. Given the nature and scope of our operations, his extensive international business experience and considerable knowledge of the energy and maritime industries contributes to our Board’s collective ability to monitor the risks and challenges facing Tidewater.

Quintin V. Kneen
President and Chief Executive Officer Houston, Texas Age: 57 Director Since: September 2019 Tidewater Committees: None Other Current Public Boards: None
Background
Mr. Kneen was appointed President, CEO and director of Tidewater in September 2019. From November 2018 until this appointment, he served as Executive Vice President and Chief Financial Officer at Tidewater, following its acquisition of GulfMark Offshore Inc., where he served as President and Chief Executive Officer. Mr. Kneen joined GulfMark in June 2008 as the Vice President of Finance and was named Senior Vice President—Finance and Administration in December 2008. He was subsequently appointed as GulfMark’s Executive Vice President and Chief Financial Officer in June 2009 where he worked until his appointment as Chief Executive Officer in June 2013. In May 2017, GulfMark filed a voluntary petition for relief under the provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. On November 14, 2017, GulfMark emerged from bankruptcy. Before his tenure at GulfMark, Mr. Kneen was Vice President of Finance and Investor Relations for Grant Prideco, Inc., serving in executive finance positions from June 2003 until June 2008. Prior to joining Grant Prideco, Mr. Kneen held executive finance positions at Azurix Corp. and was an Audit Manager with the Houston office of Price Waterhouse LLP. He holds an M.B.A. from Rice University and a B.B.A. in Accounting from Texas A&M University, and he is a Certified Public Accountant and a Chartered Financial Analyst.
Relevant Skills and Expertise
Mr. Kneen brings to our Board significant executive management experience and industry knowledge from his roles as the Chief Executive Officer and Chief Financial Officer of two different public companies in our industry. As a Certified Public Accountant and Chartered Financial Analyst, he has a sophisticated understanding of financial and accounting matters. In addition, in his position as our President and Chief Executive Officer, Mr. Kneen serves as a valuable liaison between our Board and the management team.

Louis A. Raspino
Independent Director Houston, Texas Age: 70 Director Since: November 2018 Tidewater Committees: Audit Compensation (Chair) Other Current Public Boards: Forum Energy Technologies
Background
Mr. Raspino’s career has spanned over 40 years in the energy industry, most recently as Chairman of Clarion Offshore Partners, a partnership with Blackstone that served as its platform for pursuing worldwide investments in the offshore oil and gas services sector, from October 2015 until October 2017. Mr. Raspino served as President, Chief Executive Officer and a director of Pride International, Inc. from June 2005 until the company merged with Ensco plc in May 2011 and as its Executive Vice President and Chief Financial Officer from December 2003 until June 2005. From July 2001 until December 2003, he served as Senior Vice President of Finance and Chief Financial Officer of Grant Prideco, Inc., and from February 1999 until March 2001, he served as Vice President of Finance at Halliburton. Prior to joining Haliburton, Mr. Raspino served as Senior Vice President at Burlington Resources, Inc. from October 1997 until July 1998. From 1978 until its merger with Burlington Resources, Inc. in 1997, he held a variety of positions at Louisiana Land and Exploration Company, most recently as Senior Vice President of Finance and Administration and Chief Financial Officer. Mr. Raspino previously served as a director of Chesapeake Energy Corporation and Chairman of its Audit Committee from March 2013 until March 2016 and as a director of Dresser-Rand Group, Inc., where he served as Chairman of the Compensation Committee and member of the Audit Committee, from December 2005 until it was acquired by Siemens AG in June 2015. He has served as a director of Forum Energy Technologies (NYSE: “FET”), a global oilfield products company, since January 2012 and currently serves as the Chairman of its Compensation Committee. Mr. Raspino also currently serves on the Board of American Bureau of Shipping (ABS), where he is a member of the Audit and Compensation Committees. Mr. Raspino served as Chairman of the GulfMark board from November 2017 until consummation of the business combination with Tidewater in November 2018.
Relevant Skills and Expertise
Having served in executive leadership roles at several energy companies, including both the Chief Executive Officer and Chief Financial Officer positions, Mr. Raspino brings in-depth operational and financial expertise to our Board. In addition, his current service on a variety of oil and gas industry boards provides our Board with key and timely insights into industry conditions and trends.

Robert E. Robotti

Independent Director
New York, New York
Age: 69
Director Since:
June 2021
Tidewater Committees:
Compensation
Environmental, Social and
Governance
Other Current Public Boards:
Pulse Seismic Inc.
AMREP Corporation
Former Public Boards During Past Five Years:
PrairieSkye
PHX Minerals Inc.

Background
Mr. Robotti has been the President of Robotti & Company Advisors, LLC (a registered investment advisor) and Robotti Securities, LLC, formerly known as Robotti & Company, LLC (a registered broker-dealer), and their predecessors, since 1983. He has been the Managing Director (and previously, managing member) of Ravenswood Management Company, LLC (and its predecessor) since 1980, which serves as the general partner of The Ravenswood Investment Company, L.P. and Ravenswood Investments III, L.P. Mr. Robotti served as a portfolio manager of Robotti Global Fund, LLC, a global equity fund, from 2007 to March 2015. He currently serves as a director and Chairman of the Board of Pulse Seismic Inc. (TSX: “PSX”), the leading seismic library data provider to the western Canadian energy sector, and has held these positions for the past five years. Mr. Robotti has served on the Board of Directors of AMREP Corporation (NYSE: “AXR”), a real estate business focused in New Mexico, since September 2016, and served on the Board of PrairieSky (TSX: “PSK”), which acquires and manages petroleum and natural gas royalty properties in Canada, from October 2019 through April 2023. Mr. Robotti was a director of PHX Minerals Inc. (NYSE: “PHX”), formerly known as Panhandle Oil & Gas Inc. and Panhandle Royalty Company, a diversified minerals company, from 2004 to May 2020. Mr. Robotti was a member of the SEC’s Advisory Committee on Smaller Public Companies from 2005 to 2006, which was established to examine the impact of Sarbanes-Oxley, as well as other aspects of federal securities law, and also served on its corporate governance subcommittee. He worked in public accounting before coming to Wall Street and is currently an inactive CPA. In addition, he serves on the boards of many non-profit organizations where he generously donates his time and expertise. Mr. Robotti holds a B.S. from Bucknell University and an M.B.A. in Accounting from Pace University.
Relevant Skills and Expertise
Mr. Robotti’s extensive experience in the investment business as the owner of a registered broker-dealer and a registered investment advisor, as a portfolio manager and as a director of public companies engaged in the energy business, as well as other industries, makes him a valuable asset to our Board.

Kenneth H. Traub

Independent Director
Boca Raton, Florida
Age: 61
Director Since:
November 2018
Tidewater Committees:
Compensation
Nominating and Corporate
Governance (Chair)
Former Public Boards During Past Five Years:
Athersys, Inc.
DSP Group, Inc.
Immersion Corporation
Intermolecular, Inc.

Background
Mr. Traub has served as the Managing Partner of Delta Value Group, LLC, an investment firm, since 2019, and the Managing Partner of Delta Value Advisors, LLC, a consulting firm, since 2020. Mr. Traub served as a Managing Partner of Raging Capital Management, LLC, a diversified investment firm, from December 2015 to January 2019. He previously served as President and Chief Executive Officer of Ethos Management, LLC from 2009 through 2015. From 1999 until its acquisition by JDS Uniphase Corp. (“JDSU”) in 2008, Mr. Traub served as President and Chief Executive Officer of American Bank Note Holographics, Inc. (“ABNH”), a leading global supplier of optical security devices for the protection of documents and products against counterfeiting. Following the sale of ABNH, he served as Vice President of JDSU, a global leader in optical technologies and telecommunications. Mr. Traub has previously served on the boards of numerous public companies including (i) MIPS Technologies, Inc., a provider of industry-standard processor architectures and cores, from 2011 until the company was sold in 2013; (ii) Xyratex Limited, a leading supplier of data storage technologies, from 2013 until the company was sold in 2014; (iii) Vitesse Semiconductor Corporation, a supplier of integrated circuit solutions for next-generation carrier and enterprise networks, from 2013 until the company was sold in 2015; (iv) A. M. Castle & Co., a specialty metals distribution company from 2014 to 2016; (v) IDW Media Holdings, Inc., a diversified media company, from 2016 to 2018; (vi) as Chairman of MRV Communications, Inc., a supplier of communication networking equipment, from 2011 until the company was sold in 2017; (vii) Intermolecular, Inc., an innovator in materials sciences, from 2016, and as Chairman from 2018 until the company was sold in 2019; (viii) Immersion Corporation (NASDAQ: “IMMR”), a leading provider of haptics technology, from 2018 to 2019, (ix) Athersys, Inc. (NASDAQ: ATHX), a biotechnology company from 2012 to 2016 and 2020 to 2021, and (x) DSP Group, Inc. (NASDAQ: “DSPG”), a leading supplier of wireless chipset solutions for converged communications, from 2012 to 2021 and as Chairman from 2017 until the Company was sold in 2021. Mr. Traub served as a member of the GulfMark Board from November 2017 until consummation of the business combination. Mr. Traub earned a B.A. degree from Emory University and an M.B.A. from Harvard Business School.
Relevant Skills and Expertise
Mr. Traub’s qualifications to serve on our Board include his extensive and diverse business management experience and expertise. In addition, he contributes to our Board’s effectiveness in strategic, financial, operational and governance matters.

Lois K. Zabrocky

Independent Director
New York, New York
Age: 53
Director Since:
July 2020
Board & Committee Membership:
Compensation
Environmental, Social and
Governance (Chair)
Other Current Public Boards:
International Seaways, Inc.

Background
Ms. Zabrocky has served as President, Chief Executive Officer, and a director of International Seaways, Inc. (NYSE: “INSW”) since its spin-off from Overseas Shipholding Group, Inc. (“OSG”) in November 2016. INSW owns and operates 84 deep sea tankers and owns 50% of two floating storage and offloading vessels. Prior to the spin-off, Ms. Zabrocky served in various roles at OSG over a career of more than 25 years, most recently as Senior Vice President and Head of the International Flag Strategic Business Unit of OSG with responsibility for the strategic plan and profit and loss performance of OSG’s international tanker fleet comprised of 50 vessels and approximately 300 shoreside staff. Ms. Zabrocky served as Senior Vice President of OSG from June 2008 through August 2014, when she was appointed as Co-President of OSG and Head of the International Flag Strategic Business Unit of OSG. Ms. Zabrocky served as Chief Commercial Officer, International Flag Strategic Business Unit of OSG from May 2011 until her appointment as the Head of International Flag Strategic Business Unit and as the Head of International Product Carrier and Gas Strategic Business Unit for over four years prior to May 2011. Ms. Zabrocky served as a director of INSW from November 2011 through November 2016 while it was a wholly owned subsidiary of OSG. Ms. Zabrocky began her maritime career sailing as a third mate aboard a U.S. flag chemical tanker. She received her Bachelor of Science degree from the United States Merchant Marine Academy, holds a Third Mate’s license and has completed Harvard Business School’s Program for Strategic Negotiations and its program in Finance for Senior Executives.
Relevant Skills and Expertise
Ms. Zabrocky brings to our Board significant executive, strategic and operational experience, including managing a company with broad international operations. Her expertise in many aspects of the maritime transportation industry adds significant value to our Board’s Maritime Industry knowledge and strategic focus.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE EIGHT NOMINEES FOR DIRECTOR LISTED ABOVE.

Summary of the Board’s Director Nominee Core Competencies and Composition Highlights
The following chart summarizes the competencies that the Board considers valuable to effective oversight of Tidewater and illustrates how our Board's director nominees individually and collectively represent these key competencies. The lack of an indicator for a particular item does not mean that the director does not possess that qualification, skill or experience, as we look to each director to be knowledgeable in these areas; rather, the indicator represents that the item is a core competency or material experience that contributed to the director's nomination to the Board.
	Darron M. Anderson	Melissa Cougle	Dick Fagerstal	Quintin V. Kneen	Louis A. Raspino	Robert Robotti	Kenneth H. Traub	Lois K. Zabrocky	Total
Industry									7/8
Executive Leadership									8/8
Finance / Capital Markets									8/8
Accounting / Financial Reporting									8/8
Global Enterprise									7/8
Technology and Cybersecurity									6/8
Human Capital Management									6/8
Environmental, Health, Safety and Sustainability									6/8
Public Company Governance									8/8
Legal, Regulatory and Governmental Relations									5/8
Risk Management									8/8

Independence	Tenure	Diversity
The Board has affirmatively determined that each of our Board’s director nominees, other than Mr. Kneen, is independent.	The average tenure of our Board’s director nominee is approximately 3.7 years, which we believe reflects a balance of company experience and new perspectives.	The Board recognizes the importance of having a diverse and broadly inclusive membership. As part of its commitment to diversity, the Board appointed Ms. Cougle as a director in January 2022.

Director Nominating Process and Considerations
The Nominating and Corporate Governance Committee is responsible for reviewing and evaluating with our Board the appropriate skills, experience, and background desired of board members in the context of our business and the then-current composition of our Board.
Director Independence. Under our Corporate Governance Guidelines and the rules of the New York Stock Exchange (“NYSE”), a majority of our directors must be independent. Our Board has determined that, as of the Record Date, except for Mr. Kneen, who serves as our President and Chief Executive Officer, each of our eight director nominees meets the NYSE’s definition of “independence” (discussed in greater detail below under “Board of Directors—Director Independence”). For more information on director independence, please see the section entitled, “Board of Directors—Director Independence.”
Board Diversity. Our Board does not have a formal written policy regarding the consideration of diversity in identifying director nominees. The charter of our Nominating and Corporate Governance Committee, however, requires the committee to monitor the composition of the Board and its committees and allows the Nominating and Corporate Governance Committee to develop and recommend to the Board, if necessary or appropriate, specific criteria for selecting director nominees. In considering the composition of our Board as a whole, the Nominating and Corporate Governance Committee and the Board evaluate the skills and experience of each candidate to ensure that the specific knowledge, experience, skills, expertise, integrity, analytical ability, diversity, and other characteristics needed to maintain our Board’s effectiveness are possessed by an appropriate combination of directors. The Nominating and Corporate Governance Committee seeks a diverse group of prospective candidates for board service who possess the requisite characteristics, skills, and experience, taking into consideration the availability of highly qualified candidates; committee workloads and membership needs and anticipated director retirements. Our overarching goal is that the unique skills and experiences of each individual director complement and enhance the overall capabilities of the Board.
The Board has not formerly adopted specific criteria for selecting director nominees, preferring to maintain the flexibility to evaluate the Board’s needs at any point in time given the skillset of the then-current directors and Tidewater’s ongoing business and strategic plan. However, the Board strives to have individual directors who possess experience, skills and expertise in the following broad areas:
•
strategic planning and business development;

•
mergers and acquisitions;

•
legal and regulatory compliance;

•
finance and accounting matters;

•
industry experience and knowledge (particularly in the energy services and maritime sectors), including hands-on operational experience;

•
demonstrated leadership of complex organizations;

•
corporate governance;

•
public company board service; and

•
international business.

The Nominating and Corporate Governance Committee and the Board evaluate each candidate to ensure the candidate has a history of demonstrating personal and professional character and integrity, and they have shown exceptional ability and judgment in their respective endeavors. Candidates must possess sufficient time and availability to effectively carry out their duties and responsibilities as a director of Tidewater. The Nominating and Corporate Governance Committee may employ professional search firms (for which it would pay a fee) to assist it in identifying potential nominees for board service with the right mix of skills and disciplines.
Tidewater greatly benefits from diversity of representation on our Board by the inclusion of women and minorities as board members, including Ms. Cougle, Ms. Zabrocky and Mr. Anderson. As such, our Board meets most institutional investor requirements, such as the BlackRock guidelines, that public company boards have at least two women and a member of an underrepresented minority on their Board.
This year, as in prior years, the Nominating and Corporate Governance Committee reviewed the qualifications of each of our current directors as well as the contributions each has made to our Board and Tidewater during their tenure as a director. On an ongoing basis, our Board considers the optimal size and composition of the Board, which is currently set at nine directors. Given Mr. Rigdon’s retirement and the current skillset of the directors serving on the Board, the Board has determined it to be in the best interest to reduce the size of the Board to eight concurrently with the Annual Meeting. As a result, based on the recommendation of the Nominating and Corporate Governance Committee, our Board is nominating eight of the nine current directors (Messrs. Anderson, Fagerstal, Kneen, Raspino, Robotti, and Traub and Mmes. Cougle and Zabrocky) to serve for one-year terms.
Consideration of Candidates Recommended by Shareholders. Our bylaws provide that any of our shareholders entitled to vote for the election of directors may nominate candidates for election to our Board at our Annual Meeting of Shareholders by complying with the required notice procedures, as described in greater detail below. The Nominating and Corporate Governance Committee’s policy is to consider director candidates recommended by shareholders on the same basis and in the same manner as it considers all director candidates.
No director candidates were recommended by shareholders in time for consideration at the 2023 Annual Meeting. To be timely for our 2023 Annual Meeting, a shareholder’s nomination must be given in writing and delivered or mailed to Tidewater’s Secretary and received at our principal executive offices no earlier than February 26, 2024 and no later than March 28, 2024.
Shareholder recommendations of nominees are required to be accompanied by, among other things, specific information as to the nominees and as to the shareholder making the nomination or proposal. We may require any proposed nominee to furnish such information as may reasonably be required to determine his or her eligibility to serve as a director of Tidewater. A description of these requirements is set forth in Tidewater’s bylaws, which may be obtained as described under “Corporate Governance—Availability of Corporate Governance Materials.”

CORPORATE GOVERNANCE
Tidewater’s corporate governance policies, including our certificate of incorporation, bylaws, and Board adopted Corporate Governance Guidelines and committee charters (collectively, the “Corporate Governance Policies”), establish Tidewater’s governance framework. The Corporate Governance Policies address the structure and operation of the Board, including matters related to the committees of the Board; director independence; tenure; outside board memberships; the role of the Board’s Chairman and Lead Independent Director; director stock ownership; and the Board, Committee and director performance evaluations. The Corporate Governance Policies are reviewed and updated periodically, considering changing regulations, evolving best practices and shareholder feedback. The Corporate Governance Policies and other governance policies are available on our website at www.tdw.com/investors/governance.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines, which the Nominating and Corporate Governance Committee reviews at least annually to assess the continued appropriateness of these guidelines given any new regulatory requirements and evolving corporate governance practices. After this review, the Nominating and Corporate Governance Committee recommends any proposed changes to the full Board for approval.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics sets forth principles of ethical and legal conduct to be followed by our directors, officers, and employees. The Code of Business Conduct and Ethics requires any employee who reasonably believes or suspects that any director, officer, or employee has violated the Code of Business Conduct and Ethics, another Tidewater policy, or applicable law to report such activities to his or her supervisor or to our Chief Compliance Officer (Daniel A. Hudson, our Executive Vice President, General Counsel and Corporate Secretary), or directly or anonymously through our online or toll-free phone hotline. We do not tolerate retaliation of any kind against any person who, in good faith, reports any known or suspected improper activities pursuant to the Code of Business Conduct and Ethics or assists with any ensuing investigation.
Our Code of Business Conduct and Ethics also references disclosure controls and procedures required to be followed by all officers and employees involved with the preparation of Tidewater’s SEC filings. These disclosure controls and procedures are designed to enhance the accuracy and completeness of Tidewater’s SEC filings and, among other things, to ensure continued compliance with an applicable anti-corruption and bribery laws, including the Foreign Corrupt Practices Act.

Comprehensive Steps to Achieve Board Effectiveness
The Board is committed to a rigorous self-evaluation process to assess the overall functioning, performance and effectiveness of the Board, its committees, and the individual non-employee directors. The Nominating and Corporate Governance Committee oversees this annual evaluation process. From time to time, these evaluations may be conducted using a third-party facilitator. The methodology for conducting Board and Committee self-evaluations is outlined in the chart below.

Step	Description
1. Initiate Evaluation Process	Upon the instruction of the Nominating and Governance Committee, written self-assessment questionnaires are distributed to each member of the Board. These questionnaires seek anonymous, candid feedback from our directors on a variety of topics, including board composition and culture, committee effectiveness, strategic planning, risk management, and succession planning.
2. Collect Evaluation Data	Directors' responses to the questionnaires are aggregated into summary reports for the Board, each of its committees, and the chair of the Nominating and Governance Committee. In 2022, the Nominating and Corporate Governance Committee engaged a third-party facilitator to distribute, collect and aggregate the data from the directors as part of this annual self-evaluation process.
3. Review and Discuss Findings	Each December, findings from the evaluation process are reviewed and discussed in executive session at each committee meeting and the full Board meeting. Based on these discussions, the directors may recommend improvements to the Board's structure, processes, policies, or composition, or other changes. In addition, the chair of the Nominating and Corporate Governance Committee may provide one-on-one feedback to individual directors as appropriate.
4. Implement Feedback	The Board, its committees, and (where appropriate) management work to implement the feedback from this evaluation process to improve Board performance and effectiveness. Following this process, the Nominating and Corporate Governance Committee annually reviews, and makes recommendations to the Board regarding, its process for evaluating the effectiveness and performance of the Board, its committees and as deemed appropriate, individual directors.

Environmental, Social and Governance Highlights
For over 65 years, Tidewater has been at the forefront of the global offshore service industry driven by a simple goal: to provide outstanding service to our clients through the quality of our vessels and our operational excellence. Our tradition of excellence has led us to become an industry leader in offshore support. In addition, our goal is to build a sustainable, resilient, and responsible company with environmental, social, and governance (ESG) policies as the cornerstone of our corporate mission.
In 2022, to ensure dedicated focus and oversight of our sustainability efforts, our Board formed a stand-alone Environmental, Social, and Governance Committee to oversee and support our ESG strategy, initiatives, and reporting. Other committees of the Board also are involved with the assessment and management of our environmental and social priorities through their oversight responsibilities, including risk and talent management. For more information on the Environmental, Social and Governance Committee, please see the section entitled, “Composition and Role of Board Committees—Environmental, Social and Governance Committee.”

Our commitment to ESG principles is reflected in our core values and in various ongoing initiatives, including the following:
•
maintaining the highest standards of business conduct and ethics by conducting our affairs in an honest and ethical manner with unyielding personal and corporate integrity at the foundation of our business;

•
adhering to our core values and striving to continually improve our ESG systems and processes to enhance our performance;

•
demonstrating integrity and respect for others by setting goals and objectives that enhance our commitment to a safe workplace;

•
protecting the environment by focusing on operational efficiencies that promote the reduction of emissions through fuel and environmental monitoring;

•
ensuring that the safety of our employees, as reported in industry-leading metrics, is our highest priority;

•
actively embracing, valuing and encouraging the diversity of our directors, officers and employees and ensuring this culture remains an integral part of our employment and retention policies;

•
communicating our expectation that Tidwater, including our suppliers, contractors, and employees, achieves and promotes strong ESG performance;

•
ensuring a positive community impact in the areas in which we operate;

•
focusing on developing and implementing sustainable practices that promote human rights, health and well-being, fair dealing and compliance throughout our business;

•
responsibly recycling vessels in a sustainable and socially-responsible manner, safeguarding the environment and human health and safety in accordance with applicable laws and regulations, including the 2009 “Hong Kong Convention for the Safe and Environmentally Sound Recycling of Ships,” the “Basel Convention on the Control of the Transboundary Movements of Hazardous Wastes and their Disposal” and, where applicable, EU and U.S. EPA Ship Recycling Regulation;

•
regularly reporting our ESG results, while continuing to evaluate ways to improve; and

•
developing frameworks and metrics to present our ESG results in an effective and transparent manner.

In recognition of the importance of ESG principles to our business, the initiatives set forth above are being undertaken with the unanimous support of our Board.
In 2022, significant progress was made in many of these areas, including, but not limited to, the following:
•
Tidewater improved the gender diversity of its Board;

•
Tidewater recorded no material incidents nor any incidents related to significant or harmful accidental spills;

•
our cybersecurity initiatives were expanded to ensure compliance with IMO Resolution MSC.428(98)—Maritime Cyber Risk Management in Safety Management Systems; and

•
as a signatory to the UN Global Compact, we continued to progress our commitment to align our operations and strategies in the areas of human rights, labor, environment, and anti-corruption, and to take action in support of the UN goals and issues embodied in the Sustainable Development Goals (SDGs).

In March 2023, we published our 2022 Sustainability Report, in alignment with the SASB Marine Transportation Standard (2018), TCFD climate-related disclosure recommendations and GRI’s reporting standards. A review of Tidewater’s progress in 2022, including a summary of the materiality analysis completed in early 2023, current metrics, and future sustainability plans are included in the report. The report is available at www.tdw.com/sustainability/sustainability2022.
Communicating with Directors
Shareholders and other interested parties may communicate directly with our Board, the non-management directors, or any committee or individual director by writing to any one of them in care of our Corporate Secretary, at 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024. Our Corporate Secretary or the director contacted will forward the communication to the appropriate director. For more information regarding how to contact the members of our Board, please visit our website at www.tdw.com/about-tidewater/corporate-governance/.
Complaint Procedures for Accounting, Auditing, and Financial Related Matters
The Audit Committee has established procedures for receiving, reviewing, and responding to complaints from any source regarding accounting, internal accounting controls, and auditing matters. The Audit Committee has also established procedures for the confidential and anonymous submission of concerns regarding violations of our Code of Business Conduct and Ethics, including questionable accounting or auditing matters. Interested parties may communicate such complaints to the Audit Committee chair by: (1) following the procedures described under the heading “Communicating with Directors” above or (2) (anonymously through our ethics hotline, which can be found on our website at www.tdw.com/core-responsibilities/compliance-2/. As noted above, we do not tolerate retaliation of any kind against any person who, in good faith, submits a complaint or concern under these procedures.
Availability of Corporate Governance Materials
You may access our certificate of incorporation, our bylaws, our Corporate Governance Policy, our Code of Business Conduct and Ethics, and all committee charters under “Corporate Governance” in the “About Tidewater” section of our website at www.tdw.com. You also may request printed copies, which will be mailed to you without charge, by writing to us in care of our Corporate Secretary, 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024.

BOARD OF DIRECTORS
As of the date of this proxy statement, our Board has nine members. Given the retirement of Mr. Rigdon and assuming all director nominees are elected, our Board will have eight members immediately following the 2023 Annual Meeting.
Board Meetings and Attendance
During the 2022 fiscal year, our Board held 9 meetings, including telephonic meetings. Each director attended 100% of the meetings of the Board and of the committees on which he or she served during fiscal 2022.
Our Board does not have a policy requiring director attendance at any special or annual meetings of shareholders; however, our Board’s practice is to schedule a board meeting on the same day as the Annual Meeting of Shareholders to facilitate director attendance at the Annual Meeting. All directors serving as a director during 2022 attended our 2022 Annual Meeting.
Director Independence
The standards relied upon by the Board in affirmatively determining whether a director is independent are the objective standards set forth in the corporate governance listing standards of the NYSE. In making independence determinations, our Board evaluates responses to a questionnaire completed annually by each director regarding relationships and possible conflicts of interest between each director, Tidewater, and management. In its review of director independence, our Board also considers any commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with Tidewater or management of which it is aware.
Our Board has affirmatively determined that seven of the eight director nominees are independent, specifically Ms. Cougle, Ms. Zabrocky and Messrs. Anderson, Fagerstal, Raspino, Robotti and Traub. Mr. Kneen is not independent as he serves as our President and Chief Executive Officer.
Board Leadership Structure
The roles of Chairman, Chief Executive Officer and Lead Independent Director are currently held by three different persons—Mr. Rigdon serves as our Chairman, Mr. Kneen serves as our President and Chief Executive Officer, and Mr. Fagerstal serves as our Lead Independent Director.
Our Board believes that, at this time, our current leadership structure best serves the interests of Tidewater and our shareholders by clearly allocating responsibilities between the three offices. As our President and Chief Executive Officer, Mr. Kneen’s primary responsibilities are to manage the day-to-day business and to develop and implement Tidewater’s business strategy with the oversight of, and input from, the Board. As Chairman, Mr. Rigdon’s primary responsibility is to lead the Board in its responsibilities of providing guidance to, and oversight of, management. As our Lead Independent Director, Mr. Fagerstal’s primary responsibilities are to call for separate meetings of the independent directors, determine the agenda and serve as chairperson for meetings of the independent directors.
We have not adopted a policy requiring that the roles of Chairman and Chief Executive Officer be separate; rather, our Board’s policy is to determine from time to time whether it is in the best interests of Tidewater and its shareholders for the roles to be separate or combined. We believe that our Board should have the flexibility to make these determinations in a way that will best provide appropriate leadership for Tidewater based on needs of Tidewater at that particular time. Given Mr. Rigdon’s pending retirement in connection with the Annual Meeting, the Board has requested, and Mr. Fagerstal has agreed to serve as the independent Chairman of the Board effective immediately following the Annual Meeting.

Executive Sessions of Non-Management and Independent Board Members
Our non-management directors meet in regularly scheduled executive sessions presided over by our Chairman. In addition, Mr. Fagerstal, as Lead Independent Directors, presided over regularly scheduled executive sessions with only Independent directors in attendance. At the conclusion of each Board meeting, the non-management directors and independent directors have an opportunity to meet in executive session. The non-management and independent directors may schedule additional executive sessions throughout the year. During fiscal 2022, (i) the non-management members of our Board (all directors except for Mr. Kneen, our Chief Executive Officer) met four times in executive session, and (ii) the independent directors (all directors except Messrs. Rigdon and Kneen) met four times in executive session.
Role of the Board in Risk Oversight
The Board actively oversees Tidewater’s risk management, including routinely assessing Tidewater’s major risks and mitigation measures. In addition, the Board delegates to its committees the responsibility for overseeing certain types of risk, as reflected in the chart below, and the committees in turn report regularly to the Board on activities in their respective areas of oversight.

Cybersecurity Risk Oversight

Our Audit Committee and our Board oversee Tidewater’s management of cybersecurity risk. Cyberattacks have continued to intensify in their sophistication and ability to harness information both from the public domain and by means of data exfiltration across public and private institutions. To respond to the threat of security breaches and cyberattacks, we have developed a program, overseen by our Chief Information Officer, that is designed to protect and preserve the confidentiality, integrity and continued availability of all information owned by us or in our care. Using a risk-based prioritization approach, our management team focuses on securing our critical assets, updating our cybersecurity detection and prevention capabilities to the new threats, and maturing our compliance processes to protect our operations. We have taken the following foundational steps, among others, to address these risks:

1. Established a global cybersecurity operation center that monitors for cyber threats on a 24-hours a day, year round basis;
2. Deployed endpoint detection and response on all IT endpoints;
3. Decommissioned all physical data centers and migrated 100% to the cloud;
4. Implemented enterprise-wide cybersecurity training, anti-phishing and awareness programs for our employees; and
5. Conducted periodic audits and targeted risk assessments of Tidewater’s IT security capabilities to proactively identify and strengthen cyber defense operations.

Our Chief Information Officer meets with the Audit Committee on a quarterly basis to review our cybersecurity programs and risks, and the Chair of the Audit Committee informs the Board of the outcome of these committee reviews through updates presented to the Board at the regularly scheduled Board meetings. In addition, each member of the Audit Committee has completed the Cyber Risk Oversight Certificate Course offered by the National Association of Corporate Directors (NACD). Dick Fagerstal, Chair of our Audit Committee, also completed the Harvard University course “Cybersecurity: The Intersection of Policy and Technology” in 2020.

Compensation Risk Oversight

Consistent with SEC disclosure requirements, the Compensation Committee performs an annual risk assessment of Tidewater’s compensation programs. Management has identified the elements of our compensation program that could incentivize management to take risks and has reported to the Compensation Committee its assessment of those risks and mitigating factors particular to each risk. The Compensation Committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Tidewater. Some of the findings the committee considered in reaching this conclusion include:

1. our cash/equity mix strikes an appropriate balance between short-term and long-term risk and reward decisions;

2.
the Company performance portion of our annual incentive plan is based on Company-wide financial and operating performance metrics as well as safety criteria, which are less likely to be affected by individual or group risk-taking;

3. our annual and long-term incentive plans have conservative payout caps;
4. our compensation levels and performance criteria are subject to multiple levels of review and approval;
5. we have an executive compensation recovery policy (“clawback”) and stock ownership guidelines for our executives; and
6. our Policy Statement on Insider Trading prohibits hedging and pledging of Tidewater’s securities by all company insiders, including our executives.
Environmental, Safety & Sustainability Oversight

The Board oversees environmental, health, safety and sustainability matters as an integral part of its oversight of Tidewater’s strategy and key risks. These matters are inherent to the company’s strategic plans and, accordingly, are incorporated into regular Board meetings as well as the Board’s in-depth strategic review sessions. In addition, the Board’s committee structure is designed to provide the Board and its committees with the appropriate oversight of relevant environmental, social and governance matters. For example, the Environmental, Social and Governance Committee reviews and monitors climate-related public policy trends and related regulatory matters and oversees Tidewater’s external reporting on ESG and sustainability matters, including climate-related risks and opportunities.

COMPOSITION AND ROLE OF BOARD COMMITTEES
Our Board currently has four standing committees: Audit; Compensation; Environmental, Social and Governance; and Nominating and Corporate Governance. Actions taken by our committees are reported regularly to the full Board. Each standing committee is comprised entirely of independent directors and is governed by a written charter that is reviewed annually, with any changes approved by the full Board. A copy of each committee charter is available online or by mail as described in “Corporate Governance—Availability of Corporate Governance Materials.”
The current members of each board committee are identified in the following table, which also indicates the number of meetings each committee held during fiscal 2022:
Name	Audit	Compensation	Nominating and Governance Committee	Environmental, Social and Governance
Darron M. Anderson
Melissa Cougle
Dick Fagerstal
Quintin V. Kneen
Louis A. Raspino
Larry T. Rigdon
Robert Robotti
Kenneth H. Traub
Lois K. Zabrocky
Number of Meetings in Fiscal 2022	9	4	3	4
Committee Chair
Committee Member

AUDIT COMMITTEE
Members: Dick Fagerstal (Chair) Darron Anderson Melissa Cougle Louis Raspino Meetings Held in 2022: 9
Responsibilities:
•
Oversight of

•
the integrity of our financial statements

•
the qualifications and independence of our independent auditor

•
the performance of our internal audit function and independent auditor

•
our compliance with the legal and regulatory requirements in connection with the foregoing

•
Review of and discussions with management and the independent auditor regarding the annual audited and quarterly financial statements of Tidewater and related earnings reports and disclosures

•
Review and approve all services (audit and permitted non-audit) to be performed by our independent auditor, and discuss the scope and results of the audit with the independent auditor and matters required to be discussed by the Public Company Accounting Oversight Board

•
Discuss with management the guidelines and policies by which management assesses and manages Tidewater’s exposure to risk, including a discussion of Tidewater’s third party, financial and cybersecurity risk exposures and the steps management has taken to monitor and mitigate such exposures

•
Oversee matters relating to Tidewater’s Code of Business Conduct and Ethics

•
Preparation of the Report of the Audit Committee (page 65)

Independence and Financial Expertise:
•
The Board has determined that each member of the Audit Committee is independent within the meaning of the NYSE and SEC standards of independence for directors and audit committee members.

•
The Board has concluded that Mr. Fagerstal, Mr. Raspino and Ms. Cougle each qualify as an “audit committee financial expert” within the meaning of SEC rules.

COMPENSATION COMMITTEE
Members: Louis Raspino (Chair) Robert Robotti Kenneth Traub Lois Zabrocky Meetings Held in 2022: 4
Responsibilities:
•
Overall responsibility for approving and evaluating the executive compensation plans, policies and programs of Tidewater

•
Review the performance of the CEO and determine CEO compensation based on this evaluation

•
Review and approve the compensation of all other senior officers

•
Oversee the assessment of risks related to Tidewater’s compensation policies and programs

•
Administer Tidewater’s equity-based incentive compensation plans and periodically review the performance of the plans

•
Periodic review and recommendations for director compensation

•
Periodic review of talent development programs and human capital management

•
Preparation of the Report of the Compensation Committee (page 47)

Independence:
•
The Board has determined that each member of the Compensation Committee is independent within the meaning of the NYSE and SEC standards of independence for directors and compensation committee members.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE COMMITTEE
Members: Lois Zabrocky (Chair) Melissa Cougle Dick Fagerstal Robert Robotti Meetings Held in 2022: 3
Responsibilities:
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Oversee specific governance around climate and emissions related risks and opportunities

•
Review our annual Sustainability Report

•
Oversee the establishment of appropriate ESG targets and monitor our performance against those goals

•
Review updates from management regarding our ESG activities and compliance with ESG laws, rules and regulations

•
Receive and review reports from management on any material regulatory notice or complaint relating to ESG matters and assess the effectiveness of our plans and ESG management systems to address such incidents

•
Evaluate the committee’s performance annually to implement appropriate performance and administration improvements

Independence:
•
The Board has determined that each member of the Environmental, Social and Governance Committee is independent within the meaning of the NYSE standards of independence for directors.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members: Kenneth Traub (Chair) Darron Anderson Dick Fagerstal Meetings Held in 2022: 4
Responsibilities:
•
Identify individuals qualified to become Board members

•
Recommend to the Board director nominees

•
Annually review and recommend to the Board any changes to the Corporate Governance Guidelines

•
Recommend to the Board the committee nominees

•
Recommend the Board committee structure, operations and Board reporting

•
Oversee evaluation of Board performance

•
Oversee CEO succession planning

Independence:
•
The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the NYSE standards of independence for directors.

DIRECTOR COMPENSATION
2022 DIRECTOR COMPENSATION TABLE
This table reflects all compensation paid to or accrued by each individual who served as a non-management director during fiscal 2022. The compensation of Mr. Kneen, who currently serves as our President and Chief Executive Officer, is disclosed in the Fiscal 2022 Summary Compensation Table. A description of the elements of our director compensation program follows this table.
Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Current Directors
Darron M. Anderson(2)	47,906	168,982	216,888
Melissa Cougle(2)	47,488	168,982	216,470
Dick Fagerstal	85,406	168,982	254,388
Louis A. Raspino	62,906	168,982	231,888
Larry T. Rigdon(2)	110,394	168,982	279,376
Robert Robotti(2)	47,906	168,982	216,888
Kenneth H. Traub	57,906	168,982	216,888
Lois K. Zabrocky	52,906	168,982	221,888

(1)
Reflects the aggregate grant date fair value of time-based restricted stock units or restricted stock awards granted to each director during fiscal 2022, computed in accordance with FASB ASC Topic 718. These RSU grants, which will vest on the first anniversary of the date of grant, were the only equity awards held by any of our directors at the end of fiscal 2022. These RSU grants were valued at $168,982 on the date of Board approval.

(2)
Under the Director Stock Election Program, Ms. Cougle (100%), and Messrs. Anderson (25%), Rigdon (100%), and Robotti (100%) each elected to receive up to 100% of their cash compensation in shares of our common stock.

We currently use a combination of cash and equity-based compensation to provide competitive compensation for our non-management directors and to enable them to meet their stock ownership guidelines. Our Compensation Committee is responsible for overseeing our non-employee director compensation program and recommending any changes to the full board for action. Meridian Compensation Partners, LLC (“Meridian”), which served as the independent consultant to our Compensation Committee in 2022, also assisted the committee and the Board in its 2022 review of director compensation to help ensure that our director pay levels and program components are in line with competitive market practice.

Director Fees. In June 2022, the Compensation Committee recommended, and the Board approved, the following changes to the compensation of our non-management directors effective July 1, 2022:
Fee Type	January 1, 2022 – June 30, 2022 (Annual)	July 1, 2022 – Present (Annual)
Annual cash retainer	$47,813	$48,000
Annual equity-based retainer	$168,500	$169,000
Additional cash retainer for Chairman of the Board	$50,000	$75,000
Additional cash retainer for the Lead Independent Director	$10,000	$25,000
Additional cash retainer for Audit Committee Chair	$20,000	$20,000
Additional cash retainer for Compensation Committee Chair	$15,000	$15,000
Additional cash retainer for Nominating and Corporate Governance Committee Chair	$10,000	$10,000
Additional cash retainer for Environmental, Social and Governance Committee Chair	N/A	$10,000
The number of RSUs granted in each award is calculated by dividing the grant date target value by the closing price of a share of our common stock on the date of grant. Unless the director has elected to defer vesting of their RSU, all time-based RSUs granted to directors during fiscal 2022 will vest on the first anniversary of the date of grant, provided the director remains a member of our Board on the vesting date. However, vesting of the award would accelerate if, prior to the vesting date, the director died, terminated service due to disability, or was willing and able to continue to serve as a director but was either not renominated or not re-elected to serve another term.
Director Stock Election Program. Under the Director Stock Election Program, each non-employee director is provided an opportunity to elect to receive a percentage of their base cash retainer in fully vested shares of Tidewater common stock, which are issued from our equity compensation plans. For each participant, the shares are issued to a director on the same day on which they would have received the cash payment, based on the closing price of a share on that day (rounded down to the nearest whole share). Ms. Cougle and Messrs. Anderson, Rigdon, and Robotti elected to participate in the program during 2022.
Director Stock Deferral Program. Under the Director Stock Deferral Program, each non-employee director can elect prior to any equity grant to defer the vesting of their annual stock award beyond the first anniversary of the date of grant.
Stock Ownership Guidelines. Our non-employee directors are subject to stock ownership guidelines requiring each director to own and hold shares of our common stock worth eight times his or her annual cash retainer no later than five years after his or her appointment. Under the guidelines, unvested RSUs count as shares of Company common stock. As of April 28, 2023, all non-employee director nominees were in compliance with the guidelines. These guidelines are described in greater detail under “Compensation Discussion and Analysis—Other Compensation and Equity Ownership Policies—Stock Ownership Guidelines.”
Other Benefits. We reimburse all directors for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its committees. We also cover the cost of our directors attending continuing education programs (including tuition and travel).

PROPOSAL 2: ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION
Our Board is asking you to approve, on an advisory basis, the compensation of our named executive officers (NEOs) as disclosed in this proxy statement. This item, which is provided pursuant to Section 14A of the Exchange Act, is commonly referred to as a “say-on-pay” resolution.
The Compensation Committee has structured our executive compensation program to achieve the following key objectives:
•
to attract, motivate and retain talented executive officers,

•
to motivate the achievement of companywide financial objectives, as well as other strategic personal objectives, while balancing rewards for short-term and long-term performance, and

•
to align the interests of our executive officers with those of our shareholders,

each as described in the “Compensation Discussion and Analysis” section of this proxy statement.
Our Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals, and that the compensation of our NEOs as reported in this proxy statement has contributed to Tidewater’s short-term and long-term success. Therefore, we are asking our shareholders to approve the compensation of our NEOs by voting “FOR” the following resolution on an advisory basis:
RESOLVED, that the compensation paid to Tidewater Inc.’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.
This vote is non-binding, but our Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Although annual “say-on-pay” advisory votes are not required by our bylaws, the Board currently believes that having our shareholders provide annual feedback on our compensation practices supports effective governance. As a result, the next “say-on-pay” advisory vote will occur in 2024.
Our Board of Directors unanimously recommends that shareholders vote “FOR” the executive compensation paid to Tidewater’s NEO’s as disclosed in this proxy statement.

INFORMATION REGARDING EXECUTIVE OFFICERS
Each of our executive officers is appointed by, and serves at the pleasure of, our Board. Information regarding our current executive officers (other than Mr. Kneen, who also serves as a director and whose biography is included above under “Proposal 1—Election of Directors”), including all offices held by the officer as of December 31, 2022, is as follows:
Executive Officer	Age	Position
David E. Darling	68	Executive Vice President and Chief Operating Officer since March 2021. Vice President and Chief Human Resources Officer from March 2018 to March 2021. Senior Vice President and Chief Human Resources Officer of GulfMark Offshore Inc. from 2007 to March 2018, including during the GulfMark reorganization.
Daniel A. Hudson	51	Executive Vice President, General Counsel, and Secretary since March 2021. Vice President, General Counsel, and Secretary from October 2019 to March 2021. Assistant General Counsel from May 2017 to September 2019. Managing Counsel from May 2015 to May 2017. Regional Counsel from May 2012 to May 2017. Staff Attorney from July 2007 to May 2012.
Samuel R. Rubio	63	Executive Vice President and Chief Financial Officer since March 2021. Vice President, Chief Accounting Officer, and Controller from December 2018 to March 2021. Prior to the business combination, Senior Vice President—Chief Financial Officer of GulfMark Offshore Inc. from April 2018 to November 2018. Senior Vice President—Controller and Chief Accounting Officer of GulfMark from January 2012 to April 2018, including during the GulfMark Reorganization. Vice President—Controller and Chief Accounting Officer of GulfMark from December 2008 and December 2011.

COMPENSATION DISCUSSION AND ANALYSIS
This section of our proxy statement discusses and analyzes our executive compensation philosophy and program in the context of the compensation paid to or earned for performance during the last fiscal year to our named executive officers. We refer to these executives as our “named executives” or “NEOs.” For fiscal 2022, our named executives were:

Quintin V. Kneen President and Chief Executive Officer	Samuel R. Rubio Executive Vice President, Chief Financial Officer, and Chief Accounting Officer	David E. Darling Executive Vice President, Chief Operating Officer, and Chief Human Resources Officer	Daniel A. Hudson Executive Vice President, General Counsel, and Corporate Secretary
In this CD&A section, we first provide an Executive Summary of Tidewater’s business and performance during the fiscal year and how that performance affected executive compensation decisions and payouts. We next explain the Compensation Philosophy and Objectives that guide our Compensation Committee’s executive compensation decisions. We then describe the Compensation Committee’s Process of Setting Compensation. Finally, we discuss in detail each of the Compensation Components, including, for each component, a design overview as well as the actual results yielded for each named executive in fiscal 2022.
Executive Summary
In 2022, Tidewater’s operations returned to increased activity levels, which required a renewed focus on safety and the environment as well as strong leadership from our senior executives. Tidewater’s employees demonstrated flexibility and persistence as we successfully navigated the integration of Swire’s fleet and business, the lingering impacts of the COVID-19 pandemic, market volatility, inflationary pressures and supply chain issues, among other things. Tidewater’s strong operational performance drove our financial success, including delivering 244% in total shareholder return for the year.

Fiscal 2022 and Recent Company Performance Highlights
(1)
For a reconciliation to the most comparable GAAP financial measure of Adjusted EBITDA and Free Cash Flow, see Annex A.

•
Announced Agreement to Acquire 37 Platform Supply Vessels from Solstad Offshore. On March 7, 2023, we announced a definitive agreement to purchase 37 platform supply vessels from Solstad Offshore ASA (“Solstad”) for approximately $577 million. All 37 vessels are currently active and working throughout the world, principally in the North Sea, but also in Brazil, Australia and West Africa.

•
Successfully Closed & Integrated Acquisition of Swire Pacific Offshore, Becoming the World’s Largest OSV Provider. On April 22, 2022, we closed on our acquisition of Swire Pacific Offshore (“SPO”), comprised of 50 Offshore Support Vessels (“OSVs”) including 29 Anchor Handling Tug Supply Vessels (“AHTS”) and 21 Platform Supply Vessels (“PSV”) operating primarily in West Africa, Southeast Asia and the Middle East.

World’s largest fleet of OSVs	Within one-year of closing, achieved valuable annual run-rate synergies	Geographic enhancement and market expansion

•
ESG Leadership Published Third Comprehensive and Stand-Alone Sustainability Report and Formed an ESG Committee of the Board. In March 2023, we published our third Sustainability Report, describing our ongoing commitment to environmental, social and governance (“ESG”) principles, along with our ESG performance and approach to material sustainability topics for the 2022 calendar year. In addition, during 2022, the Board created an Environmental, Social and Governance Committee, which is tasked with the responsibility of overseeing the effectiveness and reporting of our ESG policies, goals and programs.

•
Continue to Drive Free Cash Flow. Capital discipline remains a core focus that drives our ongoing fleet rationalization, working capital management and disciplined approach to capital expenditures that, in turn, contribute significantly to our ability to generate positive cash flow. During 2022, we continued to realize efficiencies through our digital transformation to enable a much more effective and efficient management of the entire business. Further, we generated $50.6 million of free cash flow in 2022 through a combination of cash flow from operations and non-core vessel sales.

Pay-for-Performance Driven
Tidewater remains committed to the pay-for-performance philosophy that underpins our compensation program, incentivizing our executive team to focus on strategic business objectives that, when met, will continue to create shareholder value. To achieve this, a substantial portion of NEO compensation is performance-based, and as a result, Tidewater’s performance significantly impacts the realizable values of the NEOs’ compensation awards.
For 2022, the Compensation Committee established an appropriate mix of short-term and long-term incentive compensation, resulting in significant at-risk pay for Mr. Kneen at 88% and the other NEOs at an average of 78%. The Compensation Committee will continue to thoughtfully oversee the effectiveness of Tidewater’s executive compensation structure to ensure CEO and executive compensation is strongly aligned with company performance and shareholder experience.
CEO TARGET COMPENSATION
AVERAGE OTHER NEO TARGET COMPENSATION

Objectives of the Executive Compensation Program
The Compensation Committee strives to maintain a compensation program that will attract, retain and motivate outstanding executives by providing incentives to reward them for strong performance that supports Tidewater’s long-term strategic objectives and is competitive with industry practices. In addition to paying for performance, the executive compensation program is intended to:
•
Align with shareholder interests;

•
Promote a performance and results-oriented environment with conservative salaries and enhanced emphasis on at-risk pay;

•
Build and encourage long-term share ownership;

•
Provide a consistent retention incentive;

•
Preserve performance accountability across the commodity price cycle;

•
Pay competitively and equitably, providing for straightforward and transparent pay for the benefit of executives and shareholders;

•
Use relative and absolute performance measures for equity awards; and

•
Match or exceed prevailing governance standards for performance-based compensation.

The specific principles followed and decisions made in establishing the compensation of our named executives for fiscal 2022 are discussed in more detail below.

Governance Features of the Executive Compensation Program
Our Compensation Committee strives to align executive compensation with shareholder interests and incorporate strong governance standards into our compensation program, including through the following:
What We Do

Pay for Performance. A substantial portion of NEO compensation is performance-based. The Compensation Committee annually reviews the metrics underlying the long-term equity incentive program (LTI Program) and annual short-term cash incentive program (STI Program) to evaluate their continued alignment with Tidewater’s business priorities and shareholder interests.

Establish Target Awards. The Compensation Committee has established target and maximum awards under our STI Program and established target awards under our LTI Program.

Clawback in the Event of Restatement. The Compensation Committee has adopted a clawback policy giving it authority to clawback compensation in certain situations involving a required financial restatement by the Company. The Compensation Committee also intends to adopt a clawback policy consistent with the requirements of new Exchange Act Rule 10D-1 upon or prior to the effectiveness of applicable NYSE listing standards.

Monitor Compensation Program for Risk. The executive compensation program includes multiple features that are intended to appropriately mitigate excessive risk-taking. The Compensation Committee conducts an annual assessment of our executive compensation program to identify and minimize, as appropriate, any compensation arrangements that may encourage excessive risk-taking.

Use Relative and Absolute Performance Measures for Equity Awards. Performance equity is earned based on both relative shareholder returns and absolute shareholder returns, with TSR awards capped if Tidewater’s absolute TSR is negative.

Robust Stock Ownership Requirements. Our CEO is required to own an amount of Tidewater shares valued at five times (5x) his annual salary; our EVPs must own at least three times (3x) their annual salaries; and all other corporate officers must own at least two times (2x) their annual salaries.

Limited Executive Perquisites. We offer our NEOs very few perquisites not generally available to all employees. (see changes previously made in summary)

Independent Consultant. The Compensation Committee has its own independent executive compensation consultant. The consultant reports directly to the committee and does not provide any services to management.

What We Don’t Do
No Hedging or Derivative Transactions. We prohibit all company insiders (including directors and officers) from engaging in hedging or derivative transactions involving company securities.

No Single Trigger Change of Control Benefits. While each of our NEOs is party to a change of control agreement, we do not provide any single-trigger change of control benefits (including automatic acceleration of equity awards).

No Income or Excise Tax Gross-Ups. We do not have any contractual commitments to pay tax gross-ups to any of our officers.
No Option Repricing. We do not discount, reload or reprice stock options without shareholder approval.

Fiscal 2022 Compensation Highlights
As described in greater detail under “Compensation Components,” the three main components of our executive compensation program are base salary, an annual cash incentive award, and long-term incentive awards. During 2022, the Compensation Committee: (i) increased the CEO’s base salary by 20%, from $500,000 to $600,000; (ii) increased the CEO’s long-term incentive target to $3,500,000; and (iii) adjusted the CEO’s long-term incentive mix to 50% time-based restricted stock units and 50% performance-based restricted stock units, replacing stock option awards with performance units. The table below provides a summary of key actions taken with respect to each of these three components in fiscal 2022:
	Pay Component	Results for 2022	Considerations
Fixed	Base Salary	Base salaries of NEOs were increased to align with Tidewater’s growth and to move closer to market median CEO increase of 20%; Other NEOs between 5%–25%.	To move salaries closer to market median and to recognize expanding individual responsibilities
Incentive-Based	Short-Term Incentive (“STI”) Program	For each NEO, 2022 STI award payouts were 98.0% of target	To reflect and recognize free cash flow (“FCF”) achievement between threshold and target, operational efficiencies achieved, and target performance on individual performance objectives
Long-Term Incentive (“LTI”) Award
In March 2022, we granted annual LTI awards to our NEOs as follows:
•
CEO: $3,500,000 target, award mix 50% time-based RSUs and 50% performance-based RSUs

•
Other NEOs: $850,000 target, award mix 75% time-based RSUs and 25% performance-based RSUs

To further ensure shareholder alignment, with a significant performance-based component for our CEO that includes both relative and absolute stock price performance
LTI target grant values increased to better align with competitive median pay levels

PARTICIPANTS AND PROCESS OF EXECUTIVE COMPENSATION DECISION MAKING
Our Board has delegated to the Compensation Committee the primary responsibility for overseeing our executive compensation program. The Compensation Committee annually reviews and sets the compensation for our executive officers, subject to approval by the full Board (excluding the CEO) of all compensation matters regarding our executives and other key management employees. For more information about the Compensation Committee’s responsibilities, see “Composition and Role of Board Committees—Compensation Committee.”
Role of the Chief Executive Officer. Our CEO makes recommendations to the Compensation Committee with respect to salary, short-term incentive (bonus), and long-term incentive awards for all executive officers other than himself. He develops those recommendations based on competitive market information generated by the Committee’s compensation consultant, the company’s current strategy, his assessment of individual performance, and the experience level of the particular executive. After the Compensation Committee discusses the recommendations with the CEO, its consultant, and amongst themselves, the Compensation Committee makes the final decisions on executive compensation, subject to approval by the full board (excluding the CEO).

Evaluating the Chief Executive Officer’s Compensation. In evaluating the CEO’s compensation, the Compensation Committee reviews the competitive market information provided by its compensation consultant and bases its decisions regarding his compensation on our overall compensation strategy, the CEO’s self-assessment, and the Compensation Committee’s independent assessment of his performance, using the objectives that the Committee established at the beginning of the year as one point of analysis. The Compensation Committee’s determinations are then subject to approval by the full Board (excluding the CEO). These deliberations are held in executive session so that the CEO is not present when the Compensation Committee and Board make determinations regarding his compensation.
Role of Compensation Consultant. Our Compensation Committee has sole authority over the selection, use, compensation and retention of any compensation consultant engaged to assist the Compensation Committee in discharging its responsibilities. During 2022, Meridian Compensation Partners, LLC (“Meridian”) served as the Compensation Committee’s primary consultant. Meridian also surveys director compensation upon the request of the Compensation Committee. Meridian has provided no other services to, nor has any other relationship with, Tidewater. As required by SEC rules, the Compensation Committee has assessed Meridian’s independence with respect to all six independence factors and concluded that Meridian’s work has not raised any conflicts of interest.
Peer Group. With Meridian’s assistance, the Compensation Committee reviews and approves our peer group annually. We pay particular attention to mergers, acquisitions, and bankruptcies, each of which may make a peer company more or less aligned to our business. As such, the Compensation Committee updated our Compensation peer group in September of 2022, and in making its determinations regarding fiscal 2022 compensation and adjustments for fiscal 2023, the Compensation Committee reviewed detailed performance and compensation data on the companies in the following peer group:

PEER GROUP
Bristow Group Inc.	Expro Group	Oceaneering International
Core Lab	Forum Energy Technologies	Oil States International
Diamond Offshore	Helix Energy Solutions Group	SEACOR Marine Holdings
DMC Global	International Seaways	TETRA Technologies
Dorian LPG	Newpark Resources	Valaris Limited
Dril-Quip	Noble Corp.
Consideration of Prior Say-on-Pay Vote Results. Since 2011, our Board’s policy has been to hold say-on-pay votes at each annual meeting of shareholders.
At our 2022 Annual Meeting, our shareholders approved our executive compensation, with more than 97% of voting shares cast in favor of the say-on-pay resolution. The result of the most recent say-on-pay vote is an important point of reference for the Compensation Committee as it makes executive compensation decisions for a given year. In addition, we regularly engage with shareholders and welcome their feedback on our compensation programs throughout the year.
COMPENSATION COMPONENTS
As noted previously, the three core components of our executive compensation program are base salary, a short-term cash incentive, and long-term incentive awards. This section discusses each of these compensation elements and arrangements as well as the change of control protections, retirement benefits, and limited perquisites provided to our named executives during fiscal 2022.
Base Salary. In prior years, the Compensation Committee’s practice has been to review and determine salary levels for named executives prior to the beginning of each fiscal year. Our base salary determinations are based on a variety of factors, including individual performance, market salary levels, our company’s overall financial condition, and industry conditions. The primary rationale for salary increases for our NEOs during 2022 was to be competitive and align with market practice. We generally consider the market median of our peer group as the target for total compensation, although individual pay levels may vary from median for a variety of reasons.
Named Executive	2021 Base Salary ($)	2022 Base Salary ($)	Percent Change (%)
Quintin V. Kneen	500,000	600,000	20%
Samuel R. Rubio	300,000	350,000	17%
David E. Darling	300,000	375,000	25%
Daniel A. Hudson	300,000	315,000	5%
Annual Short-Term Cash Incentive Compensation.
Structure of the Program. Our Board and Compensation Committee have adopted the Tidewater Inc. Short-Term Incentive Plan to provide the framework under which annual or short-term incentive bonuses may be paid to our NEO’s and key employees for the purpose of rewarding both company and individual performance during any given year or other specified performance period. The 2022 STI program was conditioned on Tidewater achieving positive free cash flow of at least $30 million and allocated among the four following measures of performance:
Metric	Weight	What we Measure	Why
Free Cash Flow (FCF)	50%
•
Non-GAAP investment performance indicator determined from net cash provided by operating activities, adjusted for capital expenditures, proceeds from asset sales, cash interest expense and interest income

•
Places emphasis on key cash generation drivers such as operating and administrative cost efficiency, optimal capital investments, and timely collection of accounts receivable balances

•
Driver of long-term shareholder value creation by incentivizing management to develop an efficient, scalable growth platform with lower overall net debt levels

Operational Efficiency	20%	• Optimizing G&A in our West Africa region • Managing professional fees and dry dock costs • ESG carbon monitoring project applications on targeted vessels
•
Efficiency in the management of G&A, professional fees and dry dock costs helps us to remain competitive in the market

•
Improve carbon monitoring to better track and reduce our carbon footprint, reduce costs and improve efficiencies in our fleet

Safety Performance	10%
•
Lost-time incident frequency (LTIF): number of lost time incidents per million hours worked

•
Total recordable case frequency (TRCF) (number of recordable cases * 1 million / quantity manhours worked

•
Reinforces our commitment to remain an industry leader in safety

•
A safe work environment helps us attract and retain a more experienced work force, and gives us a competitive advantage in retaining existing business and when bidding for new work

Metric	Weight	What we Measure	Why
			• A strong safety record helps us to minimize our insurance and loss costs and the overall cost of doing business
Individual Performance	20%	• Committee’s subjective assessment of individual executive performance during the period	• Allows for more direct recognition of individual contribution
The performance targets established for 2022 were set at a level considered challenging, and the potential payout range was set conservatively in the interest of avoiding any unintended windfalls due to market volatility.
The Compensation Committee’s practice has been to review the upcoming year’s STI program during its December meeting and then approve the specific metrics and allocation of the STI program during the first quarter of our fiscal year. In approving the NEO’s STI program, the Compensation Committee approves the company performance metrics, the specific performance levels for each metric, and the target award for each named executive, which is expressed as a percentage of the executive’s base salary. In March 2022, the Compensation Committee approved the fiscal 2022 STI program and designated each of the named executives as a participant.
For all metrics except FCF, payouts could range between 0-100% of the individual component’s target award, depending on performance. Payout on the FCF portion could range from 0-125% of target, depending on performance. Assuming maximum performance on all metrics, the overall maximum a participant could earn under the fiscal 2022 STI program would have been 112.5% of the target award.
The following chart shows the target award for each NEO, expressed as a percentage of his base salary, as well as the dollar amount of the target award he was eligible to receive under the STI program for fiscal 2022:
Named Executive	Target Award as % of Salary (%)
Quintin V. Kneen	100%
Samuel R. Rubio	100%
David E. Darling	100%
Daniel A. Hudson	100%
Calculation of 2022 STI Program Metrics and Payouts. The table below summarizes performance standards and actual achievement for the year. For the Operational Efficiency and Safety performances, performance at or above target results in a 100% payout and performance at or below target results in a 0% payout. For the FCF performance, (i) performance below threshold results in a 0% payout (ii) performance at threshold results in a 75% payout, (iii) performance at target results in 100% payout and (iv) maximum performance or above results in a payout at 125% of target opportunity. Actual payout is calculated using straight line interpolation between threshold and target and between target and maximum. The individual performance was a discretionary component, based on the Compensation Committee’s subjective assessment of the individual executive’s performance. The Compensation Committee determined that individuals did achieve the 20% in this category.
The performance targets established for 2022 were set at a level considered challenging, and the potential payout range was set conservatively in the interest of avoiding any unintended windfalls due to market volatility. As shown, actual performance under the STT Program resulted in a payout at 98.0% of target, which yielded an aggregate plan payout to all participants of approximately $4.5 million.

Performance Metric		Performance Standards			Actual Performance	Percent of Target Earned	Times Weight	Equals Weighted Payout
		Threshold	Target	Maximum
FCF(a)		$30.0 MM	$47.0 MM	$60.0 MM	$59.2 MM	126%	50%	63.0%
Operational Efficiency	Scheduled Dry Docks	—	$43.6 MM	—	$43.3 MM	100%	5%	15.0%
	Professional Fees	—	$11.5 MM	—	$10.7 MM	100%	5%
	West Africa G&A		$7.0 MM		$7.7 MM	0%	5%
	ESG Carbon Projects	—	18 Vessels	—	43 Vessels	100%	5%
Individual Performance(b)		—	—	—	—	100%	20%	20.0%
Safety			0.07 LTIF		0.11 LTIF
		—	0.55 TRCF	—	0.62 TRCF	0%	10%	0.0%
Calculated Percent of Target Earned								98.0%

(a)
FCF. The minimum threshold of $30 million required to fund the 2022 STI program. Includes $8.6 million of Pemex Bonds taken in exchange for accounts receivable in lieu of cash.

(b)
Individual Performance. This is a discretionary component, based on the Compensation Committee’s subjective assessment of the individual executive’s performance. The Compensation Committee determined that individuals did achieve the 20.0% in this category.

Calculation of individual bonuses. The table below provides a summary of individual award determination for 2022.
Named Executive	Base Salary(1) ($)	x	Target Award as % of Salary (%)	x	Corporate Payout Factor (%)	=	Actual Award ($)
Quintin V. Kneen	575,000		100%		98.0%		563,000
Samuel R. Rubio	337,500		100%		98.0%		330,750
David E. Darling	356,250		100%		98.0%		349,125
Daniel A. Hudson	311,250		100%		98.0%		305,025
In addition, in connection with the SPO acquisition in April 2022, the Compensation Committee approved an additional STI program to reward officers and other key employees, excluding the CEO, for the achievement of approved operating and general & administrative synergy targets by April 2023. These targets were achieved at the end of March 2023 and will be included in our NEOs compensation disclosures for fiscal 2023.
Long-Term Incentive Compensation. We maintain one main long-term incentive (“LTI”) plan, the Tidewater Inc. 2021 Stock Incentive Plan (the “2021 LTI Plan”), which became effective in connection with our 2021 Annual Meeting.
For each named executive, awards (time based RSUs and, for Mr. Kneen, stock options) vest in three equal installments on the first three anniversaries of the date of grant, contingent upon continued employment on the vesting date (except in the case of death or termination due to disability). Performance based RSUs vest in a three-year cliff, dependent on certain performance metrics.
Named Executive	2022 Target Grant Value	Time-Vesting RSUs(1)	Performance-Vesting RSUs(2)	Stock Price on Date of Grant	Reported Grant Date Value
Quintin V. Kneen	$3,500,000	92,887	92,888	$18.84	$3,500,000
Samuel R. Rubio	$850,000	33,838	11,279	$18.84	$850,000
David E. Darling	$850,000	33,838	11,279	$18.84	$850,000
Daniel A. Hudson	$850,000	33,838	11,279	$18.84	$850,000
TOTAL	$6,050,000				$6,050,000

(1)
Number of time-vesting restricted stock units (RSUs) was determined by dividing 50% of the target LTI value for Mr. Kneen and 75% of the target LTI value for the other NEOs by $18.84, which was the closing price on March 10, 2022, the date on which the Compensation Committee approved grant values and numbers of shares to be granted to our NEOs in 2022.

(2)
Number of performance-vesting restricted stock units (PRSUs) was determined by dividing 50% of the target LTI value for Mr. Kneen and 25% of the target LTI value for the other NEOs by $18.84, which was the closing price on March 10, 2022, the date on which the Compensation Committee approved grant values and numbers of shares to be granted to our NEOs in 2022.

2022 Long-term Incentive Program: For 2022, the Compensation Committee approved a change in our mix of long-term incentive awards that included the following:
•
Replacing premium options with PRSUs for our CEO, with PRSUs comprising 50% and RSUs comprising 50% of CEO LTI value; and

•
For our other NEOs, granting PRSUs for 25% and RSUs for 75% of their respective LTI value.

Our 2022 PRSUs may be earned based upon relative and absolute total shareholder return (“TSR”) over a three-year performance period. As described below, no award may be earned above 100% of target if TSR over the period is negative, irrespective of relative performance.
Relative TSR Performance Level	Payout (% of target units earned)
	Absolute TSR ≥ 0%	Absolute TSR < 0%
90th percentile	200%	100%
60th percentile	100%	100%
30th percentile	50%	50%
< 30th percentile	0%	0%
2022 PRSU Peers
• Bristow Group • Core Laboratories • Dorian LPG • Dril-Quip • Forum Energy Technologies • Gulf Island Fabrication • Helix Energy Solutions	• International Seaways • NCS Multistage Holdings • Newpark Resources • Oceaneering International • Oil States International • SEACOR Marine Holdings • TETRA Technologies

The performance peer group set forth in the PRSUs granted in March 2022 was the same peer group approved and used by the Compensation Committee in connection with its 2021 compensation analysis and decisions, except for Exterran that was removed given it announced an agreement to be acquired by Enerflex. The performance peer group set forth in the PRSUs granted in March 2023 was the same peer group approved and used by the Committee for its 2022 compensation analysis and decisions.
Retirement Benefits. Our named executives participate in employee benefit plans generally available to all employees, including a qualified defined contribution retirement plan (the “401(k) Savings Plan”). We have a broad-based legacy Pension Plan, which has been frozen and closed to new participants for nearly a decade. Mr. Darling is the only named executive who participates in our Pension Plan. Since his participation is based on his prior employment with us (from 1983 to 1996), he is currently in payout status and receives a modest annual benefit ($2,227). Mr. Darling will not accrue any additional benefits under the Pension Plan for his current service (he rejoined us in March 2018). Since January 1, 2011, when the Pension Plan was frozen, all qualified retirement benefits have been provided through our 401(k) Savings Plan.
In addition to these broad-based programs, we provide our executives with a non-qualified deferred compensation plan, the Supplemental Savings Plan (the “SSP”), which acts as a supplement to our 401(k) Savings Plan. The SSP is designed to provide retirement benefits to our officers that they are precluded from receiving under the underlying qualified plans due to the compensation and benefit limits in the Internal Revenue Code. None of our named executives have elected to participate in the SSP.
Change of Control Agreements. During 2021, our Board approved the combined Severance and Change of Control Agreements, which are described further below in the section entitled, “Fiscal 2022 Consolidation of Employment-Related Agreements.”
We continue to offer our executives change of control benefits for several reasons. We believe that offering these protections to our executives and other key personnel is an important part of good corporate governance, as they alleviate individual concerns about the possible involuntary loss of employment and ensure that the interests of our named executives will be materially consistent with the interests of our shareholders when considering corporate transactions. In addition, we believe that these change of control protections preserve morale and productivity and encourage retention in the face of the potential disruptive impact of an actual or potential change of control of our company.
Other Benefits and Perquisites. We also provide certain limited perquisites to our named executives. For 2022, these perquisites consisted primarily of club dues for one country club membership for our CEO, gym memberships and Tidewater’s match program under its 401k Savings Plan. We do not provide tax gross-ups on any perquisites.
Fiscal 2021 Consolidation of Employment-Related Agreements. During 2021, our Board approved a new form of severance and change of control agreement to be entered into with each of the named executives (referred to below as the “consolidated agreement”). This new consolidated agreement superseded all prior employment-related agreements between the company and named executive, including the legacy employment agreements with Messrs. Kneen and Rubio and the legacy change of control agreements with each of the four named executives. The severance payment multiples for Mr. Kneen did not change under the new consolidated agreement, and the severance payment multiples for Messrs. Rubio, Hudson, and Darling reflect their promotions to Executive Vice President.
The consolidated agreement is subject to one-year “evergreen” renewal periods unless the company provides written notice to officer by June 30 of a given year that it does not wish to extend the agreement past its current term. The consolidated agreement had an initial term through December 31, 2021, was extended through December 31, 2022 and then again through December 31, 2023.
The consolidated agreement provides each officer with certain employment protections for a two-year period following a change in control of the company. If the officer experiences a qualifying termination during that two-year protected period (if either the company terminates him without cause or the officer terminates his own employment with good reason), he will be entitled to receive certain payments and benefits, including: (1) a cash severance payment equal to a specific multiple (three times for the Chief Executive Officer, two times for the Executive Vice Presidents, and one time for the Vice President) of the sum of (a) his base salary in effect at the time of termination and (b) the greater of his average bonus over the last three years and his target bonus; (2) a pro-rata cash bonus for the fiscal year in which the termination occurs; (3) a cash payment equal to any unpaid bonus with respect to a completed fiscal year as calculated by the agreement; (4) a lump sum cash payment for continuation coverage under the company’s health benefit plans; (5) immediate vesting of any outstanding but unvested equity awards as of the termination date, including retention of unexercised stock options to term; and (7) treatment of any performance conditions to have been achieved at target level for any equity awards for which vesting or payout is subject to performance conditions.
In addition, the consolidated agreement provides that if the officer experiences a qualifying termination (if either the company terminates him without cause or the officer terminates his own employment with good reason) during the term of the agreement but outside of any change of control protected period, he will be entitled to receive, among other benefits: (1) a cash severance payment equal to a specific multiple (two times for the Chief Executive Officer, one-and-a-half times for the Executive Vice Presidents, and a half time for Vice President) of the sum of (a) his base salary in effect at the time of termination and (b) his target bonus, to be paid over a specified number of months following the termination date; (2) a pro-rata cash bonus for the fiscal year in which the termination occurs; (3) a lump sum cash payment for continuation coverage under the company’s health benefit plans; (4) immediate vesting of any unvested portion of his time-based equity awards which was scheduled to vest within 12 months of the termination date; and (5) retention of any unvested portion of his performance-based equity awards vesting within 12 months of the termination date, subject to the original performance conditions and payout timing.
Under the consolidated agreement, the officer would not be entitled to any tax gross-ups for excise taxes that may be triggered under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. However, the officer would be entitled to receive the “best net” treatment, which means that if the total of all change of control payments due him exceeds the threshold that would trigger the imposition of excise taxes, the officer will either (1) receive all payments and benefits due him and be responsible for paying all such taxes or (2) have his payments and benefits reduced such that imposition of the excise taxes is no longer triggered, depending on which method provides him the better after-tax result.
The consolidated agreements contain certain restrictive covenants that apply during and after the officer’s employment, including an agreement to not disclose confidential information and, for a specified period of time following his termination of employment for any reason (other than a termination that occurs during a protected period by the company without cause or by the officer with good reason), non-competition and non-solicitation agreements.
COMPENSATION AND EQUITY OWNERSHIP POLICIES
Clawback Policy. Under our Compensation Recovery Policy, we may recover cash and equity incentive compensation awarded if the compensation was based on the achievement of financial results that were the subject of a subsequent restatement of our financial statements if the effect of the misstatement negatively impacted the amount of bonus or incentive compensation.
Stock Ownership Guidelines. Under our stock ownership guidelines, our officers are required to hold the following amounts of company stock within five years of becoming an officer:
•
5x salary for the Chief Executive Officer;

•
3x salary for the Chief Operating Officer, Chief Financial Officer, and Executive Vice Presidents; and

•
2x salary for all other officers.

If an officer’s ownership requirement increases because of a change in title or if a new officer is added, a five-year period to achieve the incremental requirement begins in January following the year of the title change or addition as an officer. For our executives, the guidelines specify that time-based equity awards count as shares of company stock but performance-based awards do not. Each of our executives, like the members of our Board, has until the fifth anniversary of his or her appointment to come into compliance with these guidelines.
Prohibition on Hedging and Pledging Transactions. Each of our named executives is subject to our Policy Statement on Insider Trading, an internal company policy adopted by our Board. This policy includes a blanket prohibition on engaging in certain forms of hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds with respect to our securities, regardless of whether those securities were received as compensation. This prohibition applies to all company insiders (including our directors and our named executives) as well as all of our other employees. In addition, the policy includes a blanket prohibition on insiders pledging company securities as collateral for a loan or any other purpose.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The current members of our Compensation Committee are Ms. Zabrocky and Messrs. Raspino, Robotti, and Traub. None of these individuals have been an officer or employee of Tidewater or any of our subsidiaries. No executive officer of Tidewater served in the last fiscal year as a director or member of the compensation committee of another entity one of whose executive officers served as a member of our Board or on our Compensation Committee.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based upon this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee:
Louis A. Raspino, Chairman
Robert E. Robotti
Kenneth H. Traub
Lois K. Zabrocky

FISCAL 2022 SUMMARY COMPENSATION TABLE
The following table summarizes the compensation paid to each of our named executives in all capacities in which they served for each of the last three completed fiscal years (2022, 2021, and 2020).
Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
Quintin V. Kneen President, Chief Executive Officer, and Director	2022	575,000	—	3,500,000	—	563,500	—	16,599	4,655,099
	2021	500,000	—	1,098,830	956,293	449,000	—	19,390	3,023,513
	2020	500,000	300,000	589,054	1,113,052	400,000	—	21,110	2,923,216
Samuel R. Rubio Executive Vice President, Chief Financial Officer, and Chief Accounting Officer	2022	337,500	—	850,000		330,750		10,425	1,528,675
	2021	294,792	—	747,198	—	264,772	—	975	1,307,737
	2020	261,875	300,000	155,509	—	154,000	—	975	872,359
David E. Darling Executive Vice President Chief Operating Officer, and Chief Human Relations Officer	2022	356,250	—	850,000		349,125	-9,764	10,425	1,556,036
	2021	294,792	—	747,198	—	264,772	-2,500	2235	1,306,497
	2020	261,875	300,000	155,509	—	154,000	3,541	975	875,900
Daniel A. Hudson Executive Vice President, General Counsel, and Secretary	2022	311,250	—	850,000	—	305,025	—	9,431	1,475,706
	2021	294,792	—	747,198	—	264,772	—	2235	1,308,997
	2020	261,875	210,000	155,509	—	154,000	—	975	782,359

(1)
Reflects the positions held by each named executive as of the Record Date. On March 9, 2021, each of Messrs. Rubio, Darling, and Hudson was promoted from Vice President to Executive Vice President and two were given additional titles (Mr. Rubio was named Chief Financial Officer, succeeding Mr. Kneen in that position, and Mr. Darling was named Chief Operating Officer).

(2)
Represents cash retention bonuses paid to each named executive in early 2020. These bonuses were subject to clawback if the named executive terminated employment within a one-year period following execution of his retention bonus agreement. No retention bonuses were made in 2021 or 2022.

(3)
Represents the aggregate grant date fair value of RSUs and PRSUs granted in the year ended December 31, 2022, and the aggregate grant date fair value of RSUs granted in the years ended December 31, 2021 and 2020 calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation (“ASC 718”). See Note 10, “Stock-Based Compensation and Incentive Plans,” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for further discussion of the relevant assumptions used in calculating the grant date fair value. With respect to the PRSUs granted, the number of securities that vest will depend on the extent to which certain performance criteria are met and could ranging between 0% and 200% of the number of units granted. The maximum value of PRSUs based upon the grant date fair value are as follows: Mr. Kneen: $3,500,020, Mr. Rubio $424,993, Mr. Darling $424,993 and Mr. Hudson $424,993. The number of RSUs and PRUSs granted to each NEO during 2022 is detailed in the Grants of Plan Based Awards Table.

(4)
Represents the grant date value of an award of non-qualified stock options to Mr. Kneen. We calculate the aggregate grant date fair value of these options, which have an exercise price equal to 125% of the closing price of a share of our common stock on the date of grant, using a Black-Scholes option model. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 10, “Stock-Based Compensation and Incentive Plans,” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(5)
Represents payouts earned for the relevant period under our STI program. For more information on this program, see “Short-Term Cash Incentive Compensation.”

(6)
Reflects the change from the prior fiscal year in the actuarial present value of the accumulated benefit under our Pension Plan, which has been closed to new participants since 2010. Mr. Darling is the only named executive who is a participant in the Pension Plan and, as discussed in greater detail under “Fiscal 2020 Pension Benefits,” his participation is based on his prior service with Tidewater from 1983 to 1996. He is currently in payout status and receives payments in the form of a 50% joint and contingent annuity (approximately $2,227 per year). He will not accrue any additional benefits for his current service.

(7)
The table below presents an itemized account of “All Other Compensation” provided to the NEOs, regardless of the amount and any minimal thresholds provided under the SEC rules and regulations. We do not reimburse any executive for tax liability incurred in connection with any perquisite.

Name	Parking	Matching Contributions to 401(k) Plan	Club and Gym Fees	Total
Kneen	$975	$9,150	$6,647	$16,599
Rubio	$975	$9,150	$300	$10,425
Darling	$975	$9,150	$300	$10,425
Hudson	$975	$8,156	$300	$9,431
FISCAL 2022 GRANTS OF PLAN-BASED AWARDS
The following table presents additional information regarding all equity and non-equity incentive plan awards granted to our named executives during the fiscal year ended December 31, 2022.
Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Type of Award (2)	Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stocks or Units (4)	Grant Date Fair Value of Stock Awards ($)(5)
	Grant Date	Threshold	Target	Maximum		Threshold	Target	Maximum
Quintin V., Kneen		0	$575,000	$646,875
	3/10/22				TSR PRSU	46,444	92,888	185,776		$1,750,010
	3/10/22				3YR RSU				92,887	$1,749,991
Samuel R. Rubio		0	$337,500	$379,688
	3/10/22				TSR PRSU	5,639	11,279	22,558		$212,496
	3/10/22				3YR RSU				33,838	$637,508
David E. Darling		0	$356,250	$400,781
	3/10/22				TSR PRSU	5,639	11,279	22,558		$212,496
	3/10/22				3YR RSU				33,838	$637,508
Daniel A. Hudson		0	$311,250	$350,156
	3/10/22				TSR PRSU	5,639	11,279	22,558		$212,496
	3/10/22				3YR RSU				33,838	$637,508

(1)
These columns show the possible cash incentive payouts for each NEO for fiscal year 2022 based on performance goals set for the year. Threshold, target and maximum possible payouts are based on the annual cash incentive range established for each NEO, which is expressed as a percentage of base salary for the year. Actual cash incentive amounts earned for 2022 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For information about the 2022 cash incentive paid to our NEOs, see “Compensation Discussion and Analysis—Elements of 2022 Total Direct Compensation—Annual Short-Term Cash Incentive Compensation” beginning on page 41.

(2)
All equity grants were awarded under the 2021 Stock Incentive Plan.

(3)
Relates to TSR PRSUs granted, which are subject to a three-year performance period and vest based upon Tidewater’s TSR performance as compared to its compensation peer group. see “Compensation Discussion and Analysis—Elements of 2022 Total Direct Compensation—Long-Term Incentive Compensation” beginning on page 43. “Threshold” represents the number of shares deliverable on achievement of the 30% relative TSR performance threshold set forth in the TSR PRSU award agreement. “Target” represents the number of shares deliverable on achievement of the target 60% relative TSR performance under the PRSU grant, and “Maximum” reflects the achievement of the highest possible payout, or 200% of target, with the achievement of 90% or greater relative TSR performance; provided, if Tidewater’s absolute TSR performance over the period is negative, the payout percentage may not exceed 100%. PRSUs do not accrue or pay dividends or dividend equivalents prior to vesting. Vested PRSUs are paid in shares of our common stock.

(4)
Represents a grant of time-based restricted stock units that vest one-third per year on March 10, 2023, 2024, and 2025, subject to the executive’s continued employment through such date.

(5)
With respect to PRSU awards, this column reflects the grant date fair value for such PRSUs at target, or $18.84 per share, multiplied by the “target” number of PRSUs.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR END
The following table details all outstanding equity awards held by our named executives as of December 31, 2022.
					Stock Awards
	Option Awards				Unvested Equity Incentive Plan Awards		Unvested Stock Awards
	Securities underlying Unexercised Options				Number of Shares or Units(3) (#)	Market Value(4) ($)	Number of Shares or Units (#)	Market Value(4) ($)
Name / Award / Grant Date	(#) Exercisable	(#) Unexercis-able	Exercise Price	Expiration Date
Quintin V. Kneen
NQSO 04/20/2020(1)	229,732	114,866	$6.475	4/20/30
NQSO 03/22/2021(2)	89,006	170,152	$18.09	3/22/31
RSU 04/20/2020							37,906	$1,396,836
RSU 03/22/2021							57,591	$2,122,228
RSU 03/10/2022							92,887	$3,422,886
PRSU 03/10/2022					92,888			$3,422,923
Samuel R. Rubio
RSU 04/20/2020							10,007	$368,758
RSU 03/22/2021							39,162	$1,443,120
RSU 03/10/2022							33,838	$1,246,930
PRSU 03/10/2022					11,279			$415,631
David E. Darling
RSU 04/20/2020							10,007	$368,758
RSU 03/22/2021							39,162	$1,443,120
RSU 03/10/2022							33,838	$1,246,930
PRSU 03/10/2022					11,279			$415,631
Daniel A. Hudson
RSU 04/20/2020							10,007	$368,758
RSU 03/22/2021							39,162	$1,443,120
RSU 03/10/2022							33,838	$1,246,930
PRSU 03/10/2022					11,279			$415,631

*
Believe these did not vest and should no longer be included, although prior year disclosure said vested 4/2023, believe that is an error.

(1)
Represents stock options granted to Mr. Kneen with a premium exercise price per share (125% of closing price of a share of our common stock on the date of grant) on April 20, 2020, and vest one-third per year on April 15, 2021, 2022 and 2023.

(2)
Represents stock options granted to Mr. Kneen with a premium exercise price per share (125% of closing price of a share of our common stock on the date of grant). These options vest one-third per year on March 22 of each of 2022, 2023, and 2023.

(3)
Represents “target” of TSR PRSUs granted, which are subject to a three-year performance period and vest based upon Tidewater’s TSR performance as compared to its compensation peer group. see “Compensation Discussion and Analysis—Elements of 2022 Total Direct Compensation—Long-Term Incentive Awards” beginning on page    .

(4)
The market value of all reported stock awards is based on the closing price of our common stock on December 31, 2022, as reported on the NYSE ($36.85).

OPTION EXERCISES AND STOCK AWARDS VESTED IN FISCAL YEAR 2022
The following table sets forth information regarding all stock awards that vested during fiscal 2022 for each of our named executives. No stock options were exercised during fiscal 2022.
	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Quintin V. Kneen	83,708	$1,856,789
Samuel R. Rubio	32,376	$698,022
David E. Darling	32,376	$698,022
Daniel A. Hudson	31,356	$674,684

(1)
This figure represents the total number of shares that the named executive was entitled to receive under all stock awards held by him that vested in 2022.

(2)
Amounts shown represent the product of the number of shares vested and the closing price of Tidewater’s common stock on the NYSE on either the award’s certification vesting date, for performance-based awards, or the award’s vesting date, for time-vested awards. In each case, the number of shares acquired at vesting and the value realized at vesting do not include any reduction in vested shares or value realized associated with the cancellation of shares to satisfy tax withholding obligations.

FISCAL 2022 PENSION BENEFITS
The following table sets forth information relating to our named executives who participate in our defined benefit pension plan (“Pension Plan”). As described in greater detail below, in 2010, the Pension Plan was closed to new participants and frozen such that no additional benefits will accrue to existing participants. Mr. Darling is the only named executive who participates in the Pension Plan.
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits(2) ($)	Payments During Last Fiscal Year ($)
David E. Darling(1)	PensionPlan	—	38,161	2,227

(1)
As discussed in greater detail below, Mr. Darling’s benefit is based on his prior service with us and he is currently in payout status.

(2)
A discussion of the other assumptions used in calculating the present value of accumulated benefits is set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

We only have one named executive who is still covered by the Pension Plan. Mr. Darling, who most recently joined the company in March 2018, was previously employed by us from 1983 to 1996. During that previous employment, he accrued benefits under the Pension Plan, which are now being paid out to him in accordance with his prior benefit election (50% joint and contingent annuity). He will not accrue any additional benefits for his current service given that the Pension Plan is now frozen.
FISCAL 2022 NON-QUALIFIED DEFERRED COMPENSATION
Although we sponsor a Supplemental Savings Plan (“SSP”), which provides executive officers and certain other designated participants who earn over the qualified 401(k) plan limits with compensation deferral opportunities, none of our named executives have participated in this plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The following information and table set forth the amount of payments to each of our named executives that would be made in the event of the named executive’s death or disability, retirement, termination by the Company without cause or by the named executive with good reason, and termination following a change in control. The table also sets forth the amount of payments to each of our named executives in the event of a change of control without a termination of employment.
Our Board approved a combined severance and change of control agreement approved on March 9, 2021, and entered into the agreement with each of our named executives, which are described in the CD&A—Compensation Components subsection entitled, “Fiscal 2022 Consolidation of Employment-Related Agreements.”
Assumptions and General Principles. The following assumptions and general principles apply with respect to the following table and any termination of employment of a named executive.
•
The amounts shown in the table assume that the date of termination of employment of each named executive was December 31, 2022. Accordingly, the table reflects amounts payable to our named executives as of December 31, 2022, and includes estimates of amounts that would be paid to the named executive upon the occurrence of a termination or change in control. The actual amounts that would be paid to a named executive can only be determined at the time of the termination or change in control.

•
If a named executive is employed on December 31 of a given year, that executive will generally be entitled to receive an annual cash bonus for that year under our short-term cash incentive plan. Even if a named executive resigns or is terminated with cause at the end of the fiscal year, the executive may receive an incentive bonus, because the executive had been employed for the entire fiscal year. Under these scenarios, this payment is not a severance or termination payment, but is a payment for services provided over the course of the year, and therefore is included in the table but not as a termination-related benefit. The named executive would not receive a pro rata bonus payment under these circumstances if employment terminated prior to the end of the year.

•
A named executive will be entitled to receive all amounts accrued and vested under our retirement and savings programs including any pension plans and deferred compensation plans in which the named executive participates. These amounts will be determined and paid in accordance with the applicable plan and benefits payable under the non-qualified plans in which the named executives participate are also reflected in the table. Qualified retirement plan benefits payable under our Retirement Plan are not included.

Death and Disability. Upon a named executive’s death or termination due to disability:
•
A named executive (or, if applicable, his estate) will receive a pro rata STI payout for the fiscal year in which termination occurs, based upon actual performance as measured against the performance criteria in effect for such year, his target opportunity, and the pro rata salary he earned during the year.

•
For each named executive, the vesting of any unvested portion of his outstanding equity awards will accelerate.

Termination without Cause or with Good Reason. Upon termination of a named executive by the Company without “cause” or by the executive with “good reason” (as those terms are defined in the applicable agreement):
•
The Compensation Committee may elect to pay the named executive a pro rata STI payout for the fiscal year in which termination occurs, based upon actual performance as measured against the performance criteria in effect for such year, his target opportunity, and the pro rata salary he earned during the year.

•
Under his Severance and Change of Control agreement, Mr. Kneen would be entitled to receive (1) cash severance payment equal to the sum of one year of base salary and target bonus multiplied by two, paid in installments over the post-employment restricted period; (2) pro rata bonus for the year of termination; (3) lump sum cash payment equal to COBRA premiums that would be paid over 24 months; (4) accelerated vesting and payout of all unvested time-based equity awards scheduled to vest within 12 months; and (5) allowed to retain all unvested performance-based equity awards scheduled to vest within 12 months, which remain subject to original performance conditions.

•
Under their Severance and Change of Control agreements, Messrs. Darling, Hudson and Rubio would be entitled to receive (1) cash severance payment equal to the sum of one year of base salary and target bonus multiplied by one-and-a-half, paid in installments over the post-employment restricted period; (2) pro rata bonus for the year of termination; (3) lump sum cash payment equal to COBRA premiums that would be paid over 18 months; (4) accelerated vesting and payout of all unvested time-based equity awards scheduled to vest within 12 months; and (5) allowed to retain all unvested performance-based equity awards scheduled to vest within 12 months, which remain subject to original performance conditions.

All Other Terminations (Outside of a Change of Control). Generally, a named executive is not entitled to receive any form of severance payments or benefits upon his voluntary decision to terminate employment with the company or upon termination for cause.
Change of Control. In the event of a change of control (as defined in the applicable plan or agreement), each named executive would be entitled to receive certain employment protections during the two-year period following the consummation of a change of control. If, during the two-year protected period, the named executive were terminated by the Company without “cause” or terminated his employment with “good reason,” then he would be entitled to certain payments and benefits. Specifically, the named executive would be entitled to receive, among other benefits:
•
a cash severance payment equal to a specific multiple (three times for the CEO, two times for any Executive Vice President, one-and-a-half times for any Senior Vice President and one time for any Vice President) of the sum of (a) his base salary in effect at the time of termination and (b) his target bonus equal to the greater of three-year average bonus and target bonus for the year of termination;

•
a pro-rata STI payout for the fiscal year in which the termination occurred;

•
a lump sum cash payment equal to COBRA premiums for a specified number of months (36 months for the CEO, 24 months for any Executive Vice President, 12 months for any Senior Vice President, and 12 months for any Vice President) rather than continued coverage; and

•
outplacement assistance, not to exceed $25,000.

The Severance and Change of Control Agreement did not provide for any tax gross-ups for excise taxes that may be triggered under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. However, the named executive would be entitled to receive the “best net” treatment, which means that if the total of all change of control payments due him exceeds the threshold that would trigger the imposition of excise taxes, the executive would either (1) receive all payments and benefits due him and be responsible for paying all such taxes or (2) have his payments and benefits reduced such that imposition of the excise taxes is no longer triggered, depending on which method provides him the better after-tax result.

Estimated Payments on Termination or Change in Control
Event	Mr. Kneen	Mr. Rubio	Mr. Darling	Mr. Hudson
Death or Disability
Accelerated vesting of stock options(1)	$6,681,106	$—	$—	$—
Accelerated vesting of RSUs(2)	$10,364,873	$3,474,439	$3,474,439	$3,474,439
Subtotal–Termination-Related Benefits	$17,045,979	$3,474,439	$3,474,439	$3,474,439
Annual incentive for full fiscal year	$563,500	$330,750	$349,125	$305,025
Total	$17,609,479	$3,805,189	$3,823,564	$3,779,464
Termination without Cause or with Good Reason
Accelerated vesting of RSUs(3)	$3,598,912	$1,505,961	$1,505,961	$1,505,961
Cash severance payment(4)	$2,400,000	$1,050,000	$1,125,000	$945,000
Additional benefits(5)	$46,488	$16,290	$15,264	$23,238
Subtotal–Termination-Related Benefits	$6,045,400	$2,572,251	$2,646,225	$2,474,199
Annual incentive for full fiscal year	$563,500	$330,750	$349,125	$305,025
Total	$6,608,900	$2,903,001	$2,995,350	$2,779,224
All Other Terminations (outside of Change in Control)
Annual incentive for full fiscal year	$563,500	$330,750	$349,125	$305,025
Total	$563,500	$330,750	$349,125	$305,025
Change in Control (no termination)
Annual incentive for full fiscal year	$563,500	$330,750	$349,125	$305,025
Total	$563,500	$330,750	$349,125	$305,025
Change in Control with Termination
Accelerated vesting of stock options(1)	$6,681,106	$—	$—	$—
Accelerated vesting of RSUs(2)	$10,364,873	$3,474,439	$3,474,439	$3,474,439
Cash severance payment(6)	$3,600,000	$1,400,000	$1,500,000	$1,260,000
Additional benefits(7)	$94,717	$46,721	$45,361	$55,985
Subtotal–Termination-Related Benefits	$20,740,696	$4,921,160	$5,019,800	$4,790,424
Annual incentive for full fiscal year	$563,500	$330,750	$349,125	$305,025
Total	$21,304,196	$5,251,910	$5,368,925	$5,095,449

(1)
Reflects the difference between the closing price of a share of our common stock on December 31, 2022, or $36.85, and the per-share exercise price of the unvested options, multiplied by the number of options for which vesting would be accelerated.

(2)
Accelerates vesting of all time-based RSUs and performance-based RSUs, assuming target performance on any performance-based RSUs.

(3)
Under their Severance and Change of Control agreements, each of Messrs. Kneen, Rubio, Darling and Hudson would be entitled to acceleration of all time-based RSUs scheduled to vest in the next 12 months and keep any performance-based RSUs with potential of vesting within 12 months, which would be none as of December 31, 2022, as further detailed above.

(4)
Under the Severance and Change of Control agreements, Mr. Kneen would be entitled to a cash severance payment in the amount of two times his (a) base salary plus (b) target bonus. Under their Severance and Change of Control agreements, Messrs. Rubio, Darling, and Hudson would be entitled to a cash severance payment in the amount of 1.5 times his (x) base salary plus (y) target bonus.

(5)
Includes the value of COBRA continuation coverage for specified number of months (24 for Mr. Kneen and 18 for each of Messrs. Rubio, Darling, and Hudson), based on the officer’s current benefit elections.

(6)
Under the Severance and Change of Control agreements, Mr. Kneen would be entitled to a cash severance payment in the amount of three times his (a) base salary plus (b) the greater of three-year average bonus or his target bonus for the year of termination. Under their Severance and Change of Control agreements, Messrs. Rubio, Darling, and Hudson would be entitled to a cash severance payment in the amount of two times his (x) base salary plus (y) the greater of his three-year average bonus or his target bonus for the year of termination.

(7)
Includes the value of COBRA continuation coverage for specified number of months (36 for Mr. Kneen and 24 for each of Messrs. Rubio, Darling, and Hudson), based on the officer’s current benefit elections, plus the maximum outplacement assistance ($25,000), as provided in the Severance and Change of Control agreements.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2022, about our equity compensation plans under which shares of common stock of the company are authorized for issuance:
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights(4) (a)	Weighted-average exercise price of outstanding options and rights(5) (b)	Number of securities remaining available for future issuance under plans (excluding securities reflected in column (a))(6) (c)
Equity Compensation Plans Approved by Shareholders(1)	628,237	—	2,466,167
Equity Compensation Plans Approved by Shareholders(2)	800,557	$11.46	—
Equity Compensation Plans Not Approved by Shareholders(3)	188,006	—	—
Totals as of December 31, 2022	1,616,800	$11.46	2,466,167

(1)
Represents shares subject to awards issued under the Tidewater Inc. 2021 Stock Incentive Plan.

(2)
Represents shares subject to awards issued under the Tidewater Inc. 2017 Stock Incentive Plan (the “2017 Plan”).

(3)
Represents shares subject to awards issued under the Tidewater Legacy GLF Management Incentive Plan, which we assumed in connection with the business combination (the “Legacy GLF Plan”).

(4)
Represents the number of shares subject to outstanding stock options and the maximum number of shares that may be issued under restricted stock units (RSUs) currently outstanding under both the 2017 Plan and the Legacy GLF Plan (maximum of one share per time-based RSU and up to two shares per performance-based RSU, depending on the extent to which the performance conditions are met).

(5)
Represents the weighted average exercise price for outstanding stock options. These options have a weighted average remaining contractual term of 7.8 years.

2021 Weighted Options	2,232,995
2022 Weighted Options	4,688,168
Total Options	603,756
Total Weighted Options Exercise Price	$11.46

(6)
Awards may be granted under either plan in the form of stock options, restricted stock, RSUs, or other cash- or equity- based awards.

PAY RATIO DISCLOSURE
As required by SEC rules, we determined the ratio of the annual total compensation of Mr. Kneen, our current President and CEO, relative to the annual total compensation of our median employee. For the fiscal year ended December 31, 2022:
•
the annual total compensation paid to the individual who was identified as the median employee of our company and its consolidated subsidiaries (other than our CEO), was $46,030;

•
the annual total compensation of our CEO (as reported in the Summary Compensation Table) was $4,655,099; and

•
based on this information, the ratio of the annual total compensation of our CEO to the median employee’s annual total compensation is 101 to 1.

In determining our median employee, we examined annual base cash compensation for all employees as of December 31, 2022. As of this date, Tidewater and its consolidated subsidiaries had over 6,300 employees across the globe, with over 90% of our fleet working internationally in more than 20 countries. To aid in maintaining a uniformity of comparison, we annualized the compensation for full-time workers who joined us after the first of the year and converted all amounts paid in foreign currencies to U.S. dollars based on the exchange ratio for each such currency reported on the same day.
A significant portion of our workforce consists of individuals who are not employed by us directly, but rather work as crew members on our vessels or provide services to us under collective bargaining agreements or through third party labor service providers (manning agencies). For crew members who work with us through these manning agencies, the individuals are employed by the agency (a third party) but we are responsible for setting the pay or “day rate,” which the employee may accept or reject. As a result, our crew members may not work for us full-time or during the entire year and may in fact also provide services on vessels owned by other companies or operators during the year. The majority of these individuals provide services on vessels that operate outside of the United States, including in areas where wages may not be comparable to wages paid to workers who provide services on U.S.-based vessels. Due to our global footprint and the lack of continuity in workforce, the compensation profile of our employee population as reported in this pay ratio disclosure may not be completely reflective of the level of compensation paid to our workers.
Once the median employee was identified, we calculated that employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table in order to determine the pay ratio provided above. The compensation paid to our median employee during 2022 consisted solely of base cash wages, so the annual compensation reported for that employee above is the same figure we used to identify that employee as the median employee.
Please be advised that this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

PAY VS. PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as calculated in accordance with such rule) (CAP) and certain financial performance metrics of Tidewater. As discussed in the CD&A above, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our NEOs’ realized compensation to the achievement of Tidewater’s financial, operational, and strategic objectives, and to align our executive pay with changes in the value of our shareholders’ investments. For further information concerning Tidewater’s pay for performance philosophy and how Tidewater aligns executive compensation with performance, see “Compensation Discussion and Analysis—Compensation Program Emphasizes Performance” beginning on page   .
					Value of initial fixed $100 investment based on:		(Stated in millions)
Year	Summary Compensation Table Total for CEO(1)	Compensation actually paid to CEO(2)	Average summary compensation table total for non-CEO NEOs(1)(3)	Average compensation actually paid to non-CEO NEOs(3)(4)	Total shareholder return(5)	Peer group total shareholder return(6)	Net income (loss) (millions)(7)	Adjusted EBITDA(8)
2022	$4,655,099	$11,566,761	$1,520,139	$3,977,064	$344.07	$146.82	$(21.8)	$166.7
2021	$3,023,513	$3,525,698	$1,307,744	$1,340,698	$123.96	$82.83	$(129.0)	$34.7
2020	$2,923,216	$2,113,026	$843,539	$605,128	$44.81	$63.45	$(196.2)	$34.7

(1)
The dollar amounts reported are the amounts of “Total” compensation reported in our Summary Compensation Table for our CEO and President, Quintin Kneen, during each year.

(2)
The dollar amounts reported represent the amount of CAP, as computed in accordance with SEC rules for the CEO for each year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the CEO during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

Year	Summary Compensation Table Total for CEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	CAP to CEO
2022	$4,655,099	$3,500,000	$10,411,662	$11,566,761
2021	$3,023,513	$2,055,123	$2,557,308	$3,525,698
2020	$2,923,216	$1,702,106	$891,916	$2,113,026

a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

b)
The equity award adjustments for each applicable year were calculated in accordance with FASB ASC 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. These adjustments include the addition (or subtraction, as applicable) of the following:

Year	Year End Fair Value of Equity Awards Granted During the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
2022	$6,845,809	$2,496,292	$960,276	$109,285	$10,411,662
2021	$1,881,487	$442,067	$233,754	$—	$2,557,308
2020	$2,095,566	$(726,808)	$(476,842)	$—	$891,916

(3)
The dollar amounts reported represent the average of the amounts reported for Tidewater’s NEOs as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs included for purposes of calculating the average amounts in each applicable year are Messrs. Rubio, Darling and Hudson.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid” to the applicable NEOs, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs for each year to determine the compensation actually paid:

Year	Summary Compensation Table Avg for Other NEOs	Average Reported Value of Equity Awards Other NEOs (a)	Average Equity Award Adjustments (b)	Average CAP to Other NEOs
2022	$1,520,139	$850,000	$3,306,925	$3,977,064
2021	$1,307,744	$747,198	$780,152	$1,340,698
2020	$843,539	$155,509	$(82,902)	$605,128

a)
The grant date fair value of equity awards represents the average of the total amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.

b)
The equity award adjustments for each applicable year were calculated using valuation methodologies (x) to compute fair values that did not materially differ from those disclosed at the time of grant and (y) are accordance with FASB ASC 718. These adjustments include the addition (or subtraction, as applicable) of the following:

Year	Year End Fair Value of Equity Awards Granted During the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
2022	$1,662,561	$1,285,278	$347,137	$11,949	$3,306,925
2021	$629,127	$78,323	$72,703	$—	$780,152
2020	$259,381	$(168,640)	$(173,643)	$—	$(82,902)

(5)
Cumulative total shareholder return (“TSR”) is calculated assuming $100 was invested on December 31, 2019, and through the end of each fiscal year shown in the table.

(6)
Reflects cumulative total shareholder return of the Philadelphia Oil Services Sector (OSX) index, as of December 31, 2022, weighted according to the constituent companies’ market capitalization at the beginning of each period for which a return is indicated. The OSX is one of the peer groups used by Tidewater for purposes of Item 201(e) of Regulation S-K under the Exchange Act in Tidewater’s Annual Report on Form 10-K for the year ended December 31, 2022.

(7)
The dollar amounts reported represent the amount of net income reflected in Tidewater’s audited financial statements for the applicable year.

(8)
Adjusted EBITDA represents income before taxes, excluding charges and credits, depreciation and amortization, interest expense, and interest income. For a reconciliation of net income attributable to Tidewater on a GAAP basis to adjusted EBITDA, see Appendix A.

Pay-for-Performance Alignment
As described in greater detail in “Compensation Discussion and Analysis” beginning on page       , Tidewater’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that Tidewater uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The following table identifies the three most important financial performance measures used by our Compensation Committee to link the “compensation actually paid” (CAP) to our CEO and other NEOs in 2022, calculated in accordance with SEC regulations, to company performance.
Financial Performance Measures
Adjusted EBITDA
Total Shareholder Return
Free Cash Flow
In accordance with SEC rules, Tidewater is providing the following descriptions of the relationship over the three-year period ended December 31, 2022, between the CAP presented in the Pay versus Performance table and Tidewater’s TSR, Net Income and Adjusted EBITDA results over the same period.
CAP vs Total Shareholder Return

$14
$12
$10
$8
$6
$4
$2
$-
Compensation Actually Paid ($MM)
$400
$350
$300
$250
$200
$150
$100
$50
$-
TSR: $100 Invested 12/31/2019
$344
$147
$124
$63
$45
$83
$2.1
$0.6
$3.5
$1.3
$11.6
$4.0
2020
2021
2022
CEO CAP
Other NEO CAP
TDW TSR
Peer TSR

CAP vs. Net Income

Compensation Actually Paid ($MM)
$14
$12
$10
$8
$6
$4
$2
$-
TDW Net Income ($MM)
$1,000
$800
$600
$400
$200
$-
$(200)
$(400)
-$196.2
-$129.0
-$21.8
$2.1
$0.6
$3.5
$1.3
$11.6
$4.0
2020
2021
2022
CEO CAP
Other NEO CAP
TDW Net Income

CAP vs. Adjusted EBITDA

Compensation Actually Paid ($MM)
$14
$12
$10
$8
$6
$4
$2
$-
TDW EBITDA
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$73.8
$34.7
$166.7
$2.1
$0.6
$3.5
$1.3
$11.6
$4.0
2020
2021
2022
CEO CAP
Other NEO CAP
TDW EBITDA

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR 2023
The Audit Committee of our Board has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2023. Although ratification is not required by our bylaws or otherwise, as a matter of good corporate governance, we are asking you to ratify, on an advisory basis, the appointment of PricewaterhouseCoopers as our independent auditor for the year ending December 31, 2023. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of Tidewater and its shareholders.
Abstentions will be treated as votes against this proposal. Because this is a discretionary proposal, shares held by brokers, banks and other nominees may be voted with respect to this proposal if the owner of such shares does not provide voting instructions. With respect to shares held of record, if no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote FOR ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for fiscal 2023. For more information, please see “Questions and Answers about the Annual Meeting and Voting.”
Representatives of PricewaterhouseCoopers are expected to be present at the 2023 Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.
Fees Paid to PricewaterhouseCoopers and Related Disclosures for Accounting Services
The following table lists the aggregate fees and costs billed to us by PricewaterhouseCoopers for:
•
the audit of Tidewater’s 2022 and 2021 annual financial statements and reviews of Tidewater’s quarterly financial statements and other audit services, and

•
the other services described below that were billed in 2022 and 2021.

	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2021
Audit Fees(1)	$2,788,000	$913,115
Audit-Related Fees(2)	16,000	50,000
Tax Fees(3)	5,000	17,400
All Other Fees(4)	545,000	745,837
Total	$3,354,000	$1,723,844

(1)
Audit fees include the aggregate fees for professional services necessary to perform the annual audit and quarterly reviews in accordance with generally accepted auditing standards, annual attestation on internal control over financial reporting, annual fee for employee benefit plan audits, nonrecurring integrated audit fees, and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, consents and assistance with, and review of, documents filed with the SEC.

(2)
Consists of fees for financial accounting and reporting consultations.

(3)
Consists of fees for tax compliance, tax planning and other tax services and consultations.

(4)
Consists of fees billed for all other advisory services rendered to Tidewater, other than those reported in the previous three rows. These fees relate primarily to due diligence services for potential acquisitions.

The Audit Committee has determined that in its opinion the non-audit services rendered by PricewaterhouseCoopers during the most recent fiscal year and described above are compatible with maintaining PricewaterhouseCoopers’s independence.
Audit Committee’s Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve the scope of all audit services, audit-related services and other services permitted by law provided by our independent registered public accounting firm. Audit services and permitted non-audit services must be pre-approved by the full Audit Committee, except that the chairman of the Audit Committee has the authority to pre-approve any specific service if the total anticipated cost of such service is not expected to exceed $25,000, and provided the full Audit Committee ratifies the chairman’s approval at its next regular meeting. For 2022 and 2021, all audit and non-audit services were pre-approved by the Audit Committee.
In determining whether to reappoint PricewaterhouseCoopers as Tidewater’s independent auditor, the Audit Committee annually considers several factors, including:

•
the firm’s independence and objectivity;

•
the firm’s capability and expertise in handling the breadth and complexity of Tidewater’s global operations;

•
the length of time the firm has been engaged;

•
the extent and quality of the firm’s communications with the Audit Committee;

•
the feedback from management of PricewaterhouseCooper’s overall performance;

•
other data related to audit qualify and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) inspection reports; and

•
the appropriateness of the firm’s fees,, both on an absolute basis and as compared with Tidewater’s peers.

Change of Independent Auditor During Fiscal Year 2021
The Audit Committee previously completed a competitive selection process to determine our independent registered public accounting firm for the fiscal year ending December 31, 2021. The Audit Committee invited several independent registered public accounting firms to participate in this process, including Deloitte LLP (“Deloitte”), our independent registered public accounting firm for the fiscal year ended December 31, 2020. On March 15, 2021, with the approval of the Audit Committee, we notified Deloitte of its dismissal as our independent registered public accounting firm. Deloitte had previously served as our independent registered public accounting firm since 2004.
The reports of Deloitte on our consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of our consolidated financial statements for the fiscal years ended December 31, 2020 and 2019, and through March 15, 2021, there were no disagreements with Deloitte on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in their report. There were no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2020 and 2019 and the interim period through March 15, 2021.

On March 15, 2021, the Audit Committee recommended the appointment of PricewaterhouseCoopers as our new independent registered public accounting firm commencing with the quarter ended March 31, 2021 and for the fiscal year ended December 31, 2021.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is currently comprised of four directors, all of whom are independent, as defined by SEC rules and the NYSE’s listing standards. The Committee operates under a written charter approved by the Committee and adopted by the Board. In addition, the Board has determined that all of the Audit Committee members, Ms. Cougle, and Messrs. Anderson, Fagerstal and Raspino, satisfy the financial expertise requirements of the NYSE and that each of Ms. Cougle and Messrs. Fagerstal and Raspino has the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC.
Management is responsible for the preparation, presentation, and integrity of the financial statements of Tidewater and for maintaining appropriate accounting and financial reporting policies and practices, as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Tidewater’s independent auditor, PricewaterhouseCoopers, is responsible for auditing the consolidated financial statements of Tidewater and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the PCAOB.
In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of Tidewater as of and for the year ended December 31, 2022, and Management’s Annual Report on Internal Control Over Financial Reporting with management and Tidewater’s independent auditor. The Audit Committee also discussed with Tidewater’s independent auditor matters required under the rules adopted by the PCAOB and the SEC, including the independent auditor’s communication of its Audit Report to the Audit Committee. This report includes critical audit matters, which are audit matters that were communicated or required to be communicated to the Audit Committee relating to accounts or disclosures that are material to Tidewater’s financial statements and that involved especially challenging, subjective or complex auditor judgment.
The Audit Committee received from the independent auditor the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence.
The Audit Committee also discussed with Company management and PricewaterhouseCoopers the evaluation of Tidewater’s reporting and internal controls undertaken in connection with certifications made by Tidewater’s Chief Executive Officer and Chief Financial Officer in Tidewater’s periodic SEC filings pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee also reviewed and discussed such other matters as it deemed appropriate, including Tidewater’s compliance with Section 404 and other relevant provisions of the Sarbanes-Oxley Act of 2002 and rules adopted by the SEC and the NYSE. The Audit Committee has discussed with, and received regular status reports from, Tidewater’s internal audit team and the independent auditor on the overall scope and plans for their respective audits, including the scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee also meets with Tidewater’s internal audit team and the independent auditor, with and without management present, to discuss the results of their respective audits, in addition to private meetings with the Chief Financial Officer.
Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Tidewater and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Audit Committee:
Dick Fagerstal, Chairman
Louis A. Raspino
Darron M. Anderson
Melissa Cougle

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The table below shows the name, address and stock ownership of each person known by us to beneficially own more than 5% of our common stock as of April 24, 2023.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	8,099,470(2)	18.59%
Robert E. Robotti c/o Robotti & Company, Incorporated 125 Park Avenue, Suite 1607 New York, New York 10017	4,053,890(3)	7.92%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	3,381,603(4)	6.70%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,646,378(5)	5.24%

(1)
Based on 50,864,441 shares of common stock outstanding on April 24, 2023, plus the number of any shares of common stock underlying the company’s warrants beneficially owned by the applicable beneficial owner.

(2)
Based on a Schedule 13G/A filed with the SEC on February 14, 2023, by T. Rowe Price Associates, Inc., a registered investment advisor (“Price Associates”), which has sole voting power over 3,087,529 shares and sole dispositive power over all reported shares. T. Rowe Price Mid-Cap Value Fund, Inc., a registered investment company sponsored by Price Associates, has sole voting power over 4,963,627 of the reported shares and no dispositive power over any of the reported shares.

(3)
Based on a Schedule 13D/A filed with the SEC on November 14, 2022, by a group including Robert E. Robotti, and Form 4s filed with the SEC on behalf of Mr. Robotti on (i) November 28, 2022, as amended on November 30, 2022, (ii) January 5, 2023, (iii) March 21, 2023, and (iv) April 3, 2023. Mr. Robotti has sole voting and dispositive power over 123,748 of the reported shares and he shares the power to vote or dispose of 3,902,976 of the reported shares with certain entities controlled by him and or certain clients of such controlled entities. Included in the total number of shares shown as beneficially owned are 1,074 shares issuable upon the exercise of warrants held directly by Mr. Robotti and 324,271 shares issuable upon the exercise of warrants held directly by certain entities controlled by Mr. Robotti or advisory clients of certain entities controlled by Mr. Robotti.

(4)
Based on a Schedule 13G/A filed with the SEC on February 1, 2023, by BlackRock, Inc., which has sole voting power over 3,292,222 shares and sole dispositive power over all reported shares.

(5)
Based on a Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group, which has shared voting power over 27,042 shares, sole dispositive power over 2,593,415 shares, shared dispositive power over 52,963 shares and aggregate beneficial ownership over 2,646,378 shares.

SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of April 28, 2023, by each current director, by each named executive officer, and by all current directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and investment power with respect to all shares of our common stock beneficially owned by him or her.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class of Common Stock
Current Directors
Darron M. Anderson	40,540	*
Melissa Cougle	15,645	*
Dick Fagerstal	66,893	*
Quintin V. Kneen	505,215	*
Louis A. Raspino	68,518	*
Larry T. Rigdon(2)	120,011
Robert Robotti(3)	4,053,890	7.92%
Kenneth H. Traub	84,822	*
Lois K. Zabrocky	45,352	*
Named Executives(4)
Samuel R. Rubio	92,093	*
David E. Darling	73,582	*
Daniel A. Hudson	65,439	*
All current directors and executive officers as a group (12 persons)	4,913,262(5)	9.59%

*
Less than 1.0%.

(1)
Based on 50,864,441 shares of common stock outstanding on April 24, 2023, and includes for each person and group the number of shares that such person or group has the right to acquire within 60 days of such date.

(2)
Includes 30,000 shares held in an IRA for Mr. Rigdon’s benefit, over which he has sole voting and investment power.

(3)
Please see footnote 3 to the security ownership of Certain Beneficial owners table (page 66) for information regarding Mr. Robotti’s beneficial ownership.

(4)
Information regarding shares beneficially owned by Mr. Kneen, who was a named executive for fiscal 2022 in addition to Messrs. Darling, Hudson, and Rubio, appears immediately above under the caption “Current Directors.”

(5)
The total number of shares shown as beneficially owned for each named executive and all current directors and executive officers as a group includes the following:

	Shares Acquirable within 60 days upon Exercise
Named Executive	Legacy GLF Equity Warrants	Stock Options
Mr. Kneen	8,025	318,738
Mr. Rubio	2,326	—

SHAREHOLDER PROPOSALS
Our shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with SEC regulations and our bylaws.
We did not receive any shareholder proposals for the 2023 Annual Meeting that has not been withdrawn and, pursuant to our bylaws, the deadline has passed for any shareholder to properly bring a matter before the meeting.
If you want us to consider including a proposal in next year’s proxy statement, you must deliver the proposal in writing to our Corporate Secretary at 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024 by January 26, 2024.
If you want to present a proposal at next year’s annual meeting but do not wish to have the proposal included in our proxy statement or if you want to nominate a candidate for election to our Board, you must submit it in writing to our Secretary at the above address, no earlier than February 28, 2024 and no later than March 28, 2024, in accordance with the specific procedural requirements set forth in our bylaws. If you would like a copy of these procedures, please contact our Secretary, or access “Corporate Governance” in the “About Tidewater” section of our website at www.tdw.com to review our bylaws. Failure to comply with our bylaw procedures and deadlines may preclude presentation of the matter at the meeting.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Our practice has been that any transaction or relationship involving a related person which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC will be reviewed and approved, or ratified, by our Audit Committee. We had one such transaction during fiscal 2022.
Mr. Rigdon, a former executive who retired from the company in 2002, was appointed as an independent director on July 31, 2017 (the effective date of our restructuring), and currently serves as a director and our Chairman of the Board. Based on his prior service, Mr. Rigdon receives fixed retirement benefits from the company (including Pension Plan payments, benefits under the SERP, and life insurance benefits), with a total annual value of approximately $127,670.
The Audit Committee also reviews and investigates any matters pertaining to the integrity of management and directors, including conflicts of interest, or adherence to standards of business conduct required by our policies.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of more than 10% of our common stock to file certain beneficial ownership reports with the SEC. To our knowledge, based solely on our review of copies of reports received by us and written representations by certain reporting persons, we believe that during fiscal year 2022, all Section 16(a) filing requirements applicable to our officers, directors, and persons who own more than 10% of our common stock were complied with in a timely manner.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:
Why am I receiving these proxy materials?

A:
Our Board of Directors (our “Board”) is soliciting your proxy to vote at our 2023 Annual Meeting because you owned shares of our common stock at the close of business on April 28, 2023, the Record Date for the meeting, and are entitled to vote those shares at the meeting. This proxy statement, along with a proxy card or a voting instruction form, is being mailed to certain shareholders and this proxy statement will be available online at www.proxyvote.com. This proxy statement summarizes information relevant to your vote on the matters that will be considered at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Q:
Why did I receive a one-page “Notice of Internet Availability of Proxy Materials” instead of a full set of proxy materials?

A:
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are electing to furnish proxy materials to certain shareholders online rather than mailing printed copies of those materials. If you received a Notice of Internet Availability of Proxy Materials (“Notice”) by mail, you will not receive a printed copy of our proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials online. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Q:
How do I get electronic access to the proxy materials?

A:
Our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2022, are available at www.proxyvote.com and on our website at https://www.tdw.com/ under “SEC Filings” in the “Investor Relations” section.

Q:
On what matters will I be asked to vote?

A:
At the Annual Meeting, our shareholders will be asked:

•
to elect eight directors for a one-year term;

•
to approve, on an advisory basis, our executive compensation as disclosed in this proxy statement (the “say-on-pay” vote);

•
to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for fiscal year 2023; and

•
to consider any other matter that properly comes before the meeting.

Q:
When and where will the meeting be held?

A:
The meeting will be held on June 26, 2023, at 8:00 a.m., Central Time. The Annual Meeting will be a completely virtual meeting of shareholders and conducted via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TDW2023. There will be no physical in-person meeting. See “How can I attend the meeting?” below regarding how to attend the meeting.

Q:
How can I attend the meeting?

A:
If you are a shareholder of record or beneficial owner of common stock holding shares on April 28, 2023, the Record Date, you may attend the meeting by visiting www.virtualshareholdermeeting.com/TDW2023, which will be made accessible at 7:45 a.m., Central Time, on June 26, 2023, the day of the Annual Meeting.

Registered Shareholders
Shareholders of record as of the Record Date may participate in the Annual Meeting remotely by visiting the website www.virtualshareholdermeeting.com/TDW2023. You will be able to attend the annual meeting as well as vote and submit your questions during the live webcast of the meeting by visiting the website and entering the 16-digit control number included in the Notice, on your proxy card or in the instructions that accompanied your proxy materials.
Beneficial Shareholders
Shareholders whose shares are held through a broker, bank or other nominee as of the Record Date may participate in the Annual Meeting remotely by visiting the website www.virtualshareholdermeeting.com/TDW2023. Please visit the website and enter the 16-digit control number included in the Notice, on your proxy card or in the instructions that accompanied your proxy materials to attend the meeting. You may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.
Q:
What if I have technical difficulties during the meeting?

A:
If you encounter any difficulties accessing the virtual meeting during meeting time, please call the technical support number that will be listed in the reminder email you will receive the evening before the meeting. Please be sure to check in by 7:45 a.m., Central Time, on June 26, 2023, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live webcast begins.

Q:
How do I ask a question at the meeting?

A:
We are committed to ensuring that our shareholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. The virtual format allows shareholders to communicate with us during the meeting so they can ask questions of our Board or management. Shareholder questions may be submitted in the field provided in the meeting website during the meeting. During the question-and-answer session, we will answer questions submitted to the extent relevant to the business of the meeting and as time permits.

Q:
What if I can’t attend the meeting?

A:
You do not need to attend the meeting to vote if you submitted your vote via proxy in advance of the meeting. Whether or not shareholders plan to attend the meeting, we urge shareholders to vote and submit their proxy in advance of the meeting by one of the methods described in the proxy materials. A replay of the meeting, including the questions answered during the meeting, will be available at investor.tdw.com within 24 hours of the meeting.

Q:
Who is soliciting my proxy?

A:
Our Board, on behalf of the company, is soliciting your proxy to vote your shares on all matters that you are entitled to vote at our 2023 Annual Meeting of Shareholders. By completing and returning the proxy card or voting instruction form, or by casting your vote by phone or online, you are authorizing the proxy holder designated by the Board to vote your shares of common stock at our Annual Meeting in accordance with your instructions.

We also have hired Alliance Advisors, LLC (“Alliance Advisors”), a proxy solicitation firm, to assist us in soliciting proxies. The company will be responsible for the full cost of Alliance Advisors’ services. Alliance Advisors will solicit proxies on behalf of the company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. The fees that will be paid to Alliance Advisors are anticipated to be approximately $10,000. The company has also agreed to indemnify Alliance Advisors against certain claims.

Q:
How many votes may I cast?

A:
With respect to any matter properly presented for a shareholder vote, other than the election of directors, you may cast one vote for every share of our common stock that you owned on the Record Date. With respect to the election of directors, for every share of common stock that you held on the Record Date, you may cast one vote for each director nominee.

Q:
What is the total number of votes that can be cast by all shareholders?

A:
On the Record Date, we had 50,864,557 shares of common stock outstanding, each of which was entitled to one vote per share.

Q:
I hold warrants to purchase shares of common stock. Am I allowed to vote my warrants?

A:
No. A holder of warrants to purchase shares of our common stock does not have any rights as a shareholder, including voting rights, unless and until those warrants are exercised and exchanged for shares of our common stock.

Q:
How many shares must be present to hold the meeting?

A:
Our bylaws provide that the presence at the meeting, whether in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote constitutes a “quorum,” which is required to hold the meeting. On the Record Date, 25,432,279 shares constituted a majority of our outstanding stock entitled to vote at the meeting.

Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
If your shares are registered in your name with our transfer agent, Computershare, you are the “shareholder of record” with respect to those shares and we have sent the Notice and/or proxy materials directly to you.

If your shares are held on your behalf in a stock brokerage account or by a bank or other nominee, you are the “beneficial owner” of shares held in a “street name” and the Notice and/or proxy materials have been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to instruct your broker, bank, or nominee as to how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or the internet.
Q:
How do I vote?

A:
You may vote using any of the following methods. In each case, if your shares are held in a “street name” by a broker, bank, or other nominee, that entity should have provided you with a voting instruction form that will set forth the procedures you should follow to cast your vote. The availability of voting by telephone or internet for beneficial owners whose shares are held in a street name will depend on the voting procedures adopted by your broker, bank, or nominee. Therefore, we recommend that you follow the instructions in the materials they have provided to you.

•
Proxy card or voting instruction form: If your shares are registered in your name and you received a printed copy of our proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•
By telephone: If your shares are registered in your name, you may also vote by telephone by calling 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

•
By internet:If your shares are registered in your name, you may also vote online at www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
•
At the Annual Meeting: You may also vote at the Annual Meeting using the online ballot that will be available during the meeting. If you are a beneficial owner and want to attend and also vote in person at the Annual Meeting, you will need to obtain a legal proxy, in PDF or Image (gif, jpg, or png) file format, from the organization that holds your shares giving you the right to vote your shares in person at the Annual Meeting and then present it with your online ballot during the meeting. For information about attending the meeting, please see “How can I attend the meeting?” above.

•
Electronic delivery of future proxy materials: If you would like to reduce the costs as well as the environmental impact of mailing proxy materials, we encourage you to consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions below to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Q:
Once I deliver my proxy, can I revoke or change my vote?

A:
Yes. You may revoke or change your proxy at any time before it is voted at the meeting by delivering a written revocation notice to our Secretary or delivering an executed replacement proxy by the voting deadline. In addition, if you vote at the meeting, you will revoke any prior proxy. Your attendance alone at the Annual Meeting will not be enough to revoke your proxy.

Q:
Can my shares be voted if I do not return the proxy card and do not attend the meeting?

A:
If you hold shares in a street name and you do not provide voting instructions to your broker, bank, or nominee, your shares will not be voted on any proposal that your broker does not have discretionary authority to vote (a “broker non-vote”). Brokers, banks, and other nominees generally only have discretionary authority to vote without instructions from beneficial owners on the ratification of the appointment of an independent registered public accounting firm; they do not have authority to vote in the absence of instructions from beneficial owners on any other matter proposed in this proxy statement.

Shares represented by proxies that include broker non-votes on a given proposal will be considered present at the meeting for purposes of determining a quorum, but those shares will not be considered to be represented at the meeting for purposes of calculating the vote with respect to that proposal.
If you do not vote shares registered in your name, your shares will not be voted. However, the proxy agent may vote your shares if you execute and return a blank or incomplete proxy card (see “What happens if I return a proxy card without voting instructions?” below regarding record holders).
Q:
What happens if I return a proxy card without voting instructions?

A:
If you properly execute and return a proxy or voting instruction form, your stock will be voted as you specify.

If you are a shareholder of record and you execute and return a blank or incomplete proxy card without voting instructions, the proxy agent will vote your shares (i) FOR each of the eight director nominees, (ii) FOR the say-on-pay vote, and (iii) FOR the ratification of the selection of PwC as our independent registered public accounting firm for fiscal 2023.
If you are a beneficial owner of shares and do not give voting instructions to your broker, bank, or nominee, your broker, bank, or nominee will be entitled to vote your shares only with respect to the ratification of the appointment of PwC as our independent registered public accounting firm.

Q:
How does Tidewater recommend I vote on each proposal? What vote is required to approve each proposal? What effect do abstentions and broker non-votes have on each proposal?

A:
The following chart explains what your voting options are with regard to each matter proposed for a vote at the Annual Meeting, how we recommend that you vote, what vote is required for that proposal to be approved, and how abstentions and broker non-votes affect the outcome of that vote.

Proposal	Your Voting Options	Voting Recommendation of the Board	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
Election of directors	You may vote “FOR” or “AGAINST” each nominee or choose to “ABSTAIN” from voting.	The Board recommends you vote FOR each of the eight nominees.	Each nominee is elected by a majority of votes cast	No effect	No effect
Say-on-pay vote (advisory)	You may vote “FOR” or “AGAINST” this proposal or choose to “ABSTAIN” from voting.	The Board recommends you vote FOR approval of our executive compensation as disclosed in this proxy statement.	Affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter	Will count as a vote AGAINST this proposal	No effect
Ratification of our selection of PwC as our auditors	You may vote “FOR” or “AGAINST” this proposal or choose to “ABSTAIN” from voting.	The Board recommends you vote FOR ratification of our selection of auditors.	Affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter	Will count as a vote AGAINST this proposal	Not applicable (this is a routine matter for which brokers have discretionary voting authority)
Majority Voting in Director Elections. Our directors are elected by majority vote, except in the event of a contested election, in which case a plurality standard will apply. If in an uncontested election, an existing director receives a greater number of “AGAINST” votes than “FOR” votes, he or she is required to tender his or her resignation to the Board. The Board’s Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the committee’s recommendation and disclose its decision and rationale within 90 days from the certification of the election results.
You may find more information about our majority voting policy in this proxy statement under the heading “Proposal 1: Election of Directors—Majority Voting.”
Any Other Matters. Any other matter that properly comes before the Annual Meeting will be decided by the vote of the holders of a majority of the shares of common stock present in person or represented by proxy, except where a different vote is required by statute, our certificate of incorporation, or our bylaws.
Q:
Who pays for soliciting proxies?

A:
We pay all costs of soliciting proxies. In addition to solicitations by mail, we have retained Alliance Advisors to aid in the solicitation of proxies for our 2023 Annual Meeting at an estimated fee of $10,000. Our directors, officers, and employees, in the course of their employment and for no additional compensation, may request the return of proxies by mail, telephone, internet, personal interview, or other means. We are also requesting that banks, brokerage houses, and other nominees or fiduciaries forward the soliciting materials to their principals and that they obtain authorization for the execution of proxies. We will reimburse them for their reasonable expenses.
Q:
What is “householding”?

A:
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share the same address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. (“Broadridge”) by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a shareholder who shares an address with another shareholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or, if you are a shareholder of record, you may notify us through Broadridge at the above-listed phone number or address.
Q:
Could other matters be considered and voted upon at the meeting?

A:
Our Board does not expect to bring other matters before the Annual Meeting, and it is not aware of any other matter that may be considered at the meeting. In addition, under our bylaws, the time has expired for any shareholder to properly bring a matter before the meeting. However, in the unexpected event that any other matter does properly come before the meeting, subject to applicable SEC rules, the proxy holder will vote the proxies in his discretion.

Q:
What happens if the meeting is postponed or adjourned?

A:
Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still have the right to change or revoke your proxy until it is voted.

Q:
When will the voting results be announced?

A:
We will announce preliminary voting results at the Annual Meeting. We will also disclose the voting results on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will also be available on our website.

Q:
Will the questions raised during the meeting be posted on the company’s website after the meeting?

A:
Yes, all questions and answers will be posted shortly after the meeting at our website at https://www.tdw.com/ in the “Investor Relations” section.

OTHER MATTERS
Our Board knows of no business, other than as described in this proxy statement, which will be presented for consideration by the company’s shareholders at the meeting. The enclosed proxy will confer discretionary authority with respect to any other matters that may properly come before the meeting or any adjournment thereof, subject to applicable SEC rules. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.
By Order of the Board of Directors
DANIEL A. HUDSON
Executive Vice President, General Counsel and Corporate Secretary
Houston, Texas
May 1, 2023
PLEASE VOTE BY TELEPHONE OR ONLINE OR, IF YOU HAVE RECEIVED A PAPER COPY OF OUR PROXY MATERIALS, BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

APPENDIX A
GAAP RECONCILIATIONS
TIDEWATER INC.
OTHER FLEET AND FINANCIAL DATA
(In Thousands)
	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Net income (loss)	$10,182	$4,910	$(25,014)	$(12,271)	$(38,079)
Interest and other debt costs	4,339	4,391	4,284	4,175	3,417
Income tax (benefit) expense	1,697	6,352	6,619	5,218	(3,047)
Depreciation	20,983	22,252	22,614	17,673	18,618
Amortization of deferred drydock and survey costs	8,898	8,604	9,152	8,984	9,670
EBITDA(A)(B)(C)	46,099	46,509	17,655	23,779	(9,421)
Long-lived asset impairment (credit) and other	—	1,214	—	(500)	13,476
Affiliate credit loss impairment expense	—	—	—	—	1,400
Loss on early extinguishment of debt	—	—	—	—	11,100
Loss on warrants	—	—	14,175	—	—
Gain on bargain purchase	—	—	—	(1,300)	—
One-time acquisition, restructuring and integration related costs	5,150	4,332	7,314	2,305	221
Adjusted EBITDA(A)(B)(C)	$51,249	$52,055	$39,144	$24,284	$16,776

Note (A):
EBITDA excludes interest and other debt costs, income tax expense, depreciation and amortization. Additionally, Adjusted EBITDA excludes impairment charges, loss on early extinguishment of debt, loss on warrants, gain on bargain purchase and acquisition, restructuring and integration related costs.

Note (B):
EBITDA and Adjusted EBITDA for the three months ended December 31, 2022, and for each of the prior four quarters includes non-cash, stock-based compensation expense of $2,028, $1,923, $1,963, $1,458, and $1,439 respectively.

Note (C):
EBITDA and Adjusted EBITDA for the three months ended December 31, 2022, and for each of the prior four quarters includes foreign exchange gain (losses) of $2,105, $(3,997), $(1,881), $946, and $582 respectively.

Non-GAAP Financial Measures
We disclose and discuss EBITDA and Adjusted EBITDA as non-GAAP financial measures in this proxy statement and our public releases, including quarterly earnings releases, investor conference calls and other filings with the Securities and Exchange Commission. We define EBITDA as earnings (net income or loss) before interest and other debt costs, income tax expense, depreciation and amortization. Additionally, Adjusted EBITDA excludes impairment charges and merger and integration related costs. Our measures of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies. Other companies may calculate EBITDA and Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.
Because EBITDA and Adjusted EBITDA are not measures of financial performance calculated in accordance with GAAP, they should not be considered in isolation or as a substitute for operating income, net income or loss, cash provided (used) in operating activities, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

A-1

TIDEWATER INC.
OTHER FLEET AND FINANCIAL DATA
(In Thousands)
	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Net cash provided by (used in) operating activities(A)	$45,340	$28,113	$(21,603)	$(11,624)	$6,938
Cash interest expense	7,575	353	7,626	—	3,664
Interest income and other	(981)	(581)	(349)	(2,186)	(1,426)
Additions to property and equipment	(4,929)	(6,328)	(4,151)	(1,229)	(6,368)
Acquisitions	—	8,785	(28,486)	(1,039)	—
Expansion capital	1,240	(8,441)	28,678	1,207	2,302
Free cash flow before proceeds from asset sales	48,245	21,901	(18,285)	(14,871)	5,110
Proceeds from asset sales	5,093	312	3,535	4,628	54
Free cash flow	$53,338	$22,213	$(14,750)	$(10,243)	$5,164
Free cash flow is a non-GAAP investment performance indicator which we believe provides useful information regarding the net cash generated by the Company before any payments to capital providers. Free cash flow is determined from net cash provided by (used in) operating activities adjusted for capital expenditures, excluding expansion capital, proceeds from asset sales, cash interest expense and interest income. Free cash flow is not defined by U.S. GAAP and is not a substitute for net cash provided by operating activities.
Note (A):
Net cash provided by (used in) operating activities is affected by changes in our assets and liabilities and the amounts we pay in cash for our drydocks and vessel surveys as illustrated in the following table:

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Cash provided by (used in) changes in assets and liabilities, excluding drydock payments	$16,018	$1,913	$(27,697)	$(13,401)	$265
Cash paid for deferred drydock and survey costs	(12,117)	(12,820)	(18,451)	(12,612)	(9,894)
Total sources (uses) of cash for changes in assets and liabilities	$3,901	$(10,907)	$(46,148)	$(26,013)	$(9,629)

A-2

TIDEWATER INC.842 WEST SAM HOUSTON PARKWAY NORTH SUITE 400HOUSTON, TX 77024 SCAN TOVIEW MATERIALS & VOTE TIDEWATER INC.842 WEST SAM HOUSTON PARKWAY NORTH SUITE 400HOUSTON, TX 77024 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 25, 2023 for shares held directly and by 11:59 p.m. Eastern Time on June 23, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/TDW2023You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 25, 2023 for shares held directly and by 11:59 p.m. Eastern Time on June 23, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TIDEWATER INC. The Board of Directors recommends a vote FOR all nominees in Proposal 1, FOR Proposal 2, and FOR Proposal 3. 1. Election of Directors - To elect eight (8) directors each for a one-year term: For Against Abstain 1a.1b.Darron M. AndersonMelissa Cougle!!!!!!2.Say on Pay Vote - An advisory vote to approve executiveFor!Against!Abstain!1c.Dick H. Fagerstal!!!3.Ratification of the selection of PriceWaterhouseCoopers LLP!!! 1d. Quintin V. Kneen 1e. Louis A. Raspino 1f. Robert E. Robotti 1g. Kenneth H. Traub1h. Lois K. Zabrocky NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof. Please vote, date, sign and promptly return this proxy.NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and the Annual Report/Form 10-K are available at www.proxyvote.com. Proxy - TIDEWATER INC.This Proxy is solicited on behalf of the Board of DirectorsThe undersigned appoints Daniel A. Hudson and Samuel R. Rubio as proxies, each with power to act alone or by substitution, to vote all shares of the undersigned in Tidewater Inc. on all matters coming before the Annual Meeting of Stockholders of Tidewater Inc. to be held on June 26, 2023, and any adjournments thereof. If the undersigned is a participant in the Tidewater Savings Plan ("Savings Plan"), this proxy card also serves as voting instructions to the Trustees of the Savings Plan to vote at the Annual Meeting, and any adjournment thereof, as specified on the reverse side hereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NOT DIRECTED, AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS LISTED ON THE BACK OF THIS CARD, AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS PROXY REVOKES
ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.CONTINUED AND TO BE SIGNED ON REVERSE SIDESEE REVERSE SIDESEE REVERSE SIDE